Exhibit 10.31

                                    AGREEMENT


                                     BETWEEN



                            Maverick Tube Corporation
                                 Ferndale Plant


                                     and the


                               UNITED STEELWORKERS

                                   OF AMERICA



                      PRODUCTION AND MAINTENANCE EMPLOYEES
                               LOCAL UNION 2659-29



                          Effective ____________, 2002


FERNDALE, MICHIGAN

                    INITIAL COLLECTIVE BARGAINING AGREEMENTS
                   ("ICBA") BETWEEN MAVERICK TUBE CORPORATION
               AND THE USWA TO BE APPLICABLE AS NOTED AT THE USWA
                 BARGAINING UNIT AT THE FERNDALE, MICHIGAN PLANT


                        ENTERED INTO: ____________, 2002

                        EFFECTIVE DATE: ___________, 2002

                                TABLE OF CONTENTS

Article                                 Section  Page

           AGREEMENT...........................    10

ONE        PURPOSE AND SCOPE
           Purpose.............................1   11
           Observance..........................2   12

TWO        RECOGNITION
           Coverage............................1   14
           Employee Defined....................2   14
           Disputed Exclusions.................3   15
           Supervisors Working.................4   15
           Scope...............................5   16
           Contracting Out.....................6   16

THREE      COMPANY AND UNION ACTIVITY
           Interference or Discrimination......1   22
           Union Activity......................2   22
           Intimidation or Coercion............3   23
           Nondiscrimination...................4   23
           Civil Rights Committee..............5   23

FOUR       UNION MEMBERSHIP
           AND CHECKOFF
           Union Membership....................1   24
           Checkoff............................2   25
           Indemnity Clause....................3   27

FIVE       WAGES
           Standard Hourly Wage Scales.........1   27
           Application of the Standard Hourly
              Wage Scales......................2   28
           Further Application of the
              Standard Hourly Wage Scales......3   29

                                TABLE OF CONTENTS

Article                                 Section  Page

FIVE       WAGES (Continued)
           Production and
           Maintenance Jobs...................4    30
           Trade, Craft or Multiple-
              Related Jobs....................5    30
           Apprentice or Learner Jobs.........6    31
           Profit Sharing.....................7    32

           Inequity Complaints or
              Grievances Prohibited...........9    37
           Correction of Errors..............10    37
           Inconsistent Pay Practices........11    37
           Shift Differentials...............12    37
           Sunday Premium....................13    39

SIX        HOURS OF WORK
           Definitions........................1    39
           Normal Work Pattern................2    39
           Scheduling.........................3    40
           Schedules Posted...................4    40
           Schedule Changes...................5    40
           Reporting Time.....................6    41
           Overtime...........................7    42
           Allowance for Jury or
              Witness Service.................8    47
           Allowance for Funeral Leave........9    47
           Overtime Distribution.............10    47

SEVEN      HOLIDAYS
           Holidays Enumerated ...............1    48
           Pay for Holidays Not Worked........2    49
           Vacation...........................3    50
           Part-Time Employee.................4    50
           Rate of Pay........................5    51
           Part-Shift Work on Holiday........ 6    51

                                TABLE OF CONTENTS

Article                                 Section  Page

EIGHT      VACATIONS
           Eligibility........................1    51
           Benefits Forfeited.................2    52
           Service Date.......................3    53
           Length of Vacations................4    54
           Scheduling - General...............5    54
           Scheduling of Vacations............6    55
           Vacation Scheduling Complaints
              and Grievances..................7    57
           Vacation Pay or Allowance..........8    58
           Scheduling.........................9    61

NINE       SUSPENSION AND
           DISCHARGE CASES
           Procedure - Discharges.............1    61
           Suspensions........................2    63
           Personal Reports...................3    64
           Union Representation...............4    64
           Temporary Foreman..................5    64

TEN        SENIORITY
           Promotions and Layoffs.............1    65
           Units..............................2    66
           Continuous Service Record..........3    68
           Probationary Employees.............4    70
           Interplant and Intraplant
              Transfers.......................5    71
           Temporary Vacancies................6    71
           Distribution of Work...............7    72
           Filling of Vacancies...............8    73
           Union Officers.....................9    75
           Leaves for Union Business.........10    75
           Continuous Service Lists..........11    77
           Seniority Pools...................12    77

                                TABLE OF CONTENTS

Article                                 Section  Page

TEN        SENIORITY (Continued)
           Manning of New Facilities.........13    81
           Permanent Vacancies and
              Transfer Rights................14    84
           Veteran Limitation................15    88

ELEVEN     ADJUSTMENT OF COMPLAINTS
           AND GRIEVANCES
           Purpose and Definitions............1    88
           Complaint and Grievance
              Procedure.......................2    89
              A. Processing of Complaints
                   ...and Grievances               89
                 Step 1........................    89
                 Step 2........................    91
                 Step 3........................    94
                 Step 4........................    96
              B. General Provisions............    97
           Arbitration Review.................3   103
           Union Grievance Representation.....4   103
           Access to a Plant..................5   105
           Expedited Arbitration Procedure....6   106

TWELVE     SAFETY AND HEALTH
           General Provisions.................1   108
           Unusual Conditions.................2   110
           Joint Safety and Health
              Committee.......................3   111

           Use of Disciplinary Records........5   116
           Alcoholism and Drug Abuse..........6   117
           Safety and Health Training.........7   117
           Medical Records                    8   118

                                TABLE OF CONTENTS

Article                                 Section  Page

THIRTEEN     EMPLOYEES IN MILITARY
             SERVICE
             Reemployment.....................1   119
             Training Program.................2   119
             Leave of Absence.................3   119
             Educational Leave of Absence.....4   120
             Disabled Veterans................5   120
             Vacations........................6   121
             Military Encampment Allowance....7   121

FOURTEEN     SEVERANCE ALLOWANCE
             Permanent Closing................1   122
             Eligibility......................2   123
             Other Job........................3   123
             Transfer.........................4   124
             Benefits.........................5   124
             Duplication......................6   124
             Election Concerning Layoff
               Status.........................7   125
             Payment of Allowance.............8   125

FIFTEEN      MANAGEMENT........................   126

SIXTEEN      STRIKES AND LOCKOUTS
             Strikes Prohibited...............1   126
             Lockouts Prohibited..............2   127

SEVENTEEN

EIGHTEEN

NINETEEN   TERM OF AGREEMENT
           Term...............................1   131
           Notice                             2   131

                                   APPENDICES

Appendix                                         Page
A        Standard Hourly Wage Scale of Rates
           Incumbent Employees as of 11/15/00
           and all Trade and Craft Employees
           hired after 11/15/00...................133

A-1      Standard Hourly Wage Scale of Rates
           For all Employees hired after
           11/15/00 except Trade and Craft
           Employees..............................134

B        Special Hourly Additive
           Incumbent Employees as of
           11/15/85...............................135

C

C-1

C-2      C-3

D        Letter Agreement Concerning the
           Employee Profit Sharing Plan,
           Ferndale Plant.........................142

E        Letter Agreement Concerning
           Ratification Bonus.....................143

F        Letter Agreement Concerning Bonus
           Payments...............................144

G

H        Memorandum of Understanding on
           Grievance and Arbitration..............147

H-1      Memorandum of Understanding on
           Back Pay Calculations..................149

 I       Understanding with Reference to
           Progression and Regression Charts
           and Rules Applicable Thereto...........150

J        Memorandum of Understanding on
           Miscellaneous Matters..................152

K

L

M        Memorandum of Understanding on
           Apprenticeship.........................158

N        Memorandum of Understanding on
           Checkoff...............................162

O        Memorandum of Understanding on
           Substitute Foreman.....................163

P        Memorandum of Understanding on
           Supervisors Working....................164

Q

R


S           Memorandum of Understanding on
           Plant Problem Discussions..............168

T       Memorandum of Understanding on
           Employee Profit Sharing Plan...........169


___      Memorandum of Understanding
         Overtime Equalization Guidelines



         Letter Agreement November 15, 2000
         New Employee Orientation Program



         Letter Agreement November 15, 2000
         Metatarsal Safety Shoe Allowance

         Letter Agreement November 1, 2000
         Meal Allowance

         Letter Agreement November 15, 2000
         Single Days of Vacation

         Letter Agreement November 15, 2000
         Concerning Vacations and Holidays

         Letter Agreement November 15, 2000
         Posting Schedules for Weekend and Holiday Work

         Letter Agreement November 15, 2000
         Concerning Job Content

         Letter Agreement November 15, 20000
         Concerning Job Content

         Letter Agreement November 15, 1997
         Confirming Several Understandings


         Appendix HH Letter Agreement November 15, 1997
         Confirming Continuous Operation



         Appendix JJ Letter Agreement November 15, 1997 Confirming Concerning 10 Hour Turns, Step I Grievance After Scheduled Hours, Galvanizing Department to Shutdown for Union Meetings, Provide Tools for Production, Informing of Need to Work Saturdays, Shift Preference, and Visitor Parking Spaces



         Appendix LL Letter Agreement November 15, 1997
         Confirming Concerning Transfer of Bid Winners

         Appendix MM Letter Agreement November 15, 1997
         Confirming Concerning Job Bidding During Term of Agreement









         Additional Matters - Successorship

         Additional Matters - 401(k) Plans

         Additional Matters - Health Care, Life Insurance, and LTD Plans

         Additional Matters - Employees of LTV Who Do Not Become Employees of
                               Maverick

         Additional Matters - Settlement Agreement to this Printed Collective
                               Bargaining Agreement

         Additional Matters - Ratification Bonus

                                    AGREEMENT


     This Agreement, dated _________________, 2002 is between, Maverick Tube Corporation, Ferndale Plant (hereinafter referred to as the "Company"), acting herein only in respect to employees of the Company in the bargaining unit set forth in Article Two - Recognition - of this Agreement, and United Steelworkers of America, acting in behalf of Local Union No. 2659 - 29, or its successor (hereinafter referred to as the "Union").

     Except as otherwise expressly provided herein, the provisions of this Agreement shall be effective ________________, 2002.

     The Union having been designated the exclusive collective bargaining representative of the Employees of the Company as defined in Article Two - Recognition, the Company recognizes the Union as such exclusive representative. Accordingly, the Union makes this Agreement in its Capacity as the exclusive collective bargaining representative of such Employees. The provisions of this Agreement constitute the sole procedure for the processing and settlement of any claim by an Employee or the Union of a violation by the Company of this Agreement. As the representative of the Employees the Union may process complaints and grievances through the complaint and grievance procedure, including arbitration, in accordance with this Agreement or adjust settle the same.

                         ARTICLE ONE - PURPOSE AND SCOPE

SECTION 1 - PURPOSE

     It is the intent and purpose of the parties hereto to set forth herein the agreement covering rates of pay, hours of work, and conditions of employment to be observed between the parties hereto for the Employees of the Company in the bargaining unit of the Company set forth in Article Two - Recognition - of this Agreement.

     The parties recognize that for their joint benefit, increases in wages and benefits should be consistent with the long-term prosperity and efficiency of the Ferndale Plant.

SECTION 2 - OBSERVANCE

     The Union (its officers and representatives at all levels) and all Employees are bound to observe the provisions of this Agreement.

     The Company (its officers and representatives at all levels) is bound to observe the provisions of this Agreement.

SECTION 3 - LOCAL WORKING CONDITIONS

See ADDITIONAL  MATTERS - SETTLEMENT  AGREEMENT TO THIS PRINTED  COLLECTIVE
    BARGAINING  AGREEMENT,  Section 5.1.17 as to Local Working Conditions

                            ARTICLE TWO - RECOGNITION

SECTION 1 - COVERAGE

     In accordance with and subject to the provisions of the Labor Management Relations Act, 1947, as amended, the Company recognizes the Union as the exclusive bargaining agency of the production and maintenance Employees (with the exceptions hereinafter specified in this Article Two) of the Company employed at its Ferndale, Michigan Plant for the purpose of collective bargaining in respect to rates of pay, hours of work, and conditions of employment.

SECTION 2 - EMPLOYEE DEFINED

     The term "Employee" as used in this Agreement, shall mean the production and maintenance Employees, but shall not include executives, foremen, assistant foremen, supervisors who do not work with tools, draftsmen, timekeepers, first-aid men and nurses, plant protection, office and salaried employees.

     Notwithstanding any provisions of any prior LTV/USWA labor agreement applicable to the Ferndale, Michigan plant Employees are: (1) persons actually performing work on a job in the bargaining unit the pay period immediately preceding the Closing; and (2) persons who would be actually performing work in a job in the bargaining unit in the pay period immediately preceding the Closing but who are absent from work in such pay period because of scheduled vacation, funeral leave, military service or encampment or other authorized absence for which absence the person continued to receive his/her regular wage in such pay period; and (3) such persons as described in provisions (1) or (2) who has not quit, retired or otherwise ceased active employment with LTV as of the day before the Closing and who accept employment with Maverick and who actually perform work in a job in the bargaining unit after Closing. Closing as used in this provision means the date on which Maverick Tube Corporation became the owner and operator of the assets of the Ferndale plant and the Employer of Employees covered by this labor agreement.

SECTION 3 - DISPUTED EXCLUSIONS

     Any differences which shall arise between the Company and the Union as to whether or not any individual employee is or is not included within the term "Employee" as defined in this Article Two shall be handled as a complaint or grievance in accordance with the procedure set forth in Article Eleven - Adjustment of Complaints and Grievances - of this Agreement.


SECTION 4 - SUPERVISORS WORKING

     Any supervisor shall not perform work on a job normally performed by an Employee in the bargaining unit provided, however, this provision shall not be construed to prohibit supervisors from performing the following types of work:

(a)  experimental work;

(b) demonstration work performed for the purpose of instructing and training Employees;

(c) work required of the supervisors by emergency conditions which if not performed might result in interference with operations, bodily injury, or loss or damage to material or equipment; and

(d) work which, under the circumstances then existing, it would be unreasonable to assign to a bargaining unit Employee and which is negligible in amount.

     Work which is incidental to supervisory duties on a job normally performed by a supervisor, even though similar to duties found in jobs in the bargaining unit, shall not be affected by this provision.

     If a supervisor performs work in violation of this Section 4 and the Employee who otherwise would have performed this work can reasonably be identified, the Company shall pay such Employee the applicable standard hourly wage scale rate for the time involved or for four hours, whichever is greater.

SECTION 5 -


SECTION 6 - CONTRACTING OUT



     Contracting out section is deleted and replaced with the following two sections:

     Section 1

     The Company recognizes that the Union's concern about contracting out work and with regards thereto the Company will not regularly contract out work to be performed in the plant that the bargaining unit employees normally perform while there are bargaining unit employees available who are capable of performing the subject work. It is further agreed that no work to be performed in the plant will be regularly contracted out which results in diminishing the size and scope of the bargaining unit with exception of temporary surge work due to major construction or major repairs, emergencies, or when specialized skills or trades or equipment are not available. In applying the above provisions, one of the considerations shall be the costs involved.

     Section 2

     The Company will provide notice to the Local Union President (Unit Chairperson) or his/her designee of all such contracting out. The parties will meet to discuss particular work or general issues as a meeting to be scheduled for that purpose. Awaiting the meeting will not require the Company to refrain from contracting out the work in question.

                                  ARTICLE THREE
                           COMPANY AND UNION ACTIVITY

SECTION 1 - INTERFERENCE OR
                 DISCRIMINATION

     The Company recognizes and will not interfere with the rights of its Employees to become members of the Union. There shall be no discrimination, interference, restraint, or coercion by the Company or any of its agents against any Employee because of membership in the Union.

SECTION 2 - UNION ACTIVITY

     No Employee shall engage in any union activity on the property of the Company in any manner which shall interfere with production or engage in union activity on company time.


SECTION 3 - INTIMIDATION OR COERCION

     The Union, its officers, agents and members, shall not intimidate or coerce Employees into joining the Union or continuing their membership therein.

SECTION 4 - NONDISCRIMINATION

     It is the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all Employees fairly and in accordance with Federal and State employment laws, without regard to race, color, religious creed, national origin, or sex. The representatives of the Union and the Company in all steps of the complaint and grievance procedure and in all dealings between the parties shall comply with this provision. The Company and the Union will take all actions necessary to comply with the Americans with Disabilities Act.

SECTION 5 - CIVIL RIGHTS COMMITTEE

     A joint Committee on Civil Rights shall be established at the plant. The Union representation on the committee shall be no more than three members of the Union, in addition to the Local Union President and Chairman of the Grievance Committee. The Union members shall be certified to the Plant Superintendent by the Union and the Company members shall be certified to the Union. The Company and Union members of the joint committee shall meet at mutually agreeable times, but no less than once each month. The joint committee shall review matters involving civil rights and advise with the Company and the Union concerning them, but shall have no jurisdiction over the initiating or processing of complaints or grievances. This provision shall not affect any existing right to initiate a complaint or grievance nor does it enlarge the time limits for initiating and processing complaints or grievances.


                                  ARTICLE FOUR
                          UNION MEMBERSHIP AND CHECKOFF

SECTION 1 - UNION MEMBERSHIP

A. Each Employee who on the effective date of this Agreement is a member of the Union in good standing and each Employee who becomes a member after that date shall as a condition of employment, maintain his membership in the Union.

B. Each Employee hired on or after, ____________________, 2002 shall, as a condition of employment, beginning on the 30th day following the beginning of such employment or the effective date of this Agreement, whichever is the later, acquire and maintain membership in the Union.

C. On or before the 25th day of each month the Union shall submit to the Company a notarized list showing the name, department symbol, and check or badge number of each Employee who shall have become a member of the Union in good standing other than pursuant to Subsection B above since the last previous list of such members was furnished to the Company. The Company shall continue to rely upon the membership lists which have been certified to it by the Union as of____________, 2002, subject to revision by the addition of new members certified to it by the Union between such date and the date of this Agreement and to the deletion of the names of Employees who have withdrawn from membership during such period.

D. For the purpose of this Section 1, an Employee shall not be deemed to have lost his membership in the Union in good standing until the International Treasurer of the Union shall have determined that the membership of such Employee in the Union is not in good standing and shall have given the Company a notice in writing of that fact.

E. The foregoing provisions shall be effective in accordance and consistent with applicable provisions of federal and state law.

SECTION 2 - CHECKOFF

A. The Company will check off dues, assessments, and initiation fees each as designated by the International Treasurer of the Union, as membership dues in the Union, on the basis of individually signed voluntary checkoff authorization cards in forms agreed to by the Company and the Union.

B. At the time of his employment the Company will suggest that each new Employee voluntarily execute an authorization for the checkoff of union dues in the form agreed upon. A copy of such authorization card for the checkoff of union dues shall be forwarded to the Financial Secretary of the Local Union along with the membership application of such Employee.

C. New checkoff authorization cards other than those provided for by Subsection B above, will be submitted to the Company through the Financial Secretary of the Local Union at intervals no more frequent than once each month. On or before the last day of each month the Union shall submit to the Company a summary list of cards transmitted in each month.

D. Deductions on the basis of authorization cards submitted to the Company shall commence with respect to dues for the month in which the Company receives such authorization card or in which such card becomes effective, whichever is later. Dues for a given month shall be deducted from the last pay closed and calculated in that month.

E. In cases of earnings insufficient to cover deduction of dues, the dues shall be deducted from the next pay in which there are sufficient earnings, or a double deduction may be made from the last pay of the following month; provided, however, that the accumulation of dues shall be limited to two months. The International Treasurer of the Union shall be provided with a list of those Employees for whom double deduction has been made.

F. The Union will be notified of the reason for nontransmission of dues in case of interplant transfer, layoff, discharge, quit, leave of absence, sick leave, retirement, death, or insufficient earnings.

G. Unless the Company is otherwise notified, the only union membership dues to be deducted for payment to the Union from the pay of the Employee who has furnished an authorization shall be the monthly union dues. The Company will deduct initiation fees when notified by notation on the lists referred to in Subsection C of this Section 2, and assessments as designated by the International Treasurer. With respect to checkoff authorization cards submitted directly to the Company, the Company will deduct initiation fees unless specifically requested not to do so by the International Treasurer of the Union after such checkoff authorization cards have become effective. The International Treasurer of the Union shall be provided with a list of those Employees for whom initiation fees have been deducted under this Subsection.

H. The parties will make mutually satisfactory arrangements at the local level to insure that those Employees who have signed effective checkoff authorizations will be picked up so long as the Company is not required to compile additional records.

I. The provisions of this Section 2 shall be effective in accordance and consistent with applicable provisions of federal law.

SECTION 3 - INDEMNITY CLAUSE

     The Union shall indemnify and save the Company harmless against any and all claims, demands, suits, or other forms of liability that shall arise out of or by reason of action taken or not taken by the Company for the purpose of complying with any of the provisions of this Article Four, or in reliance on any list, notice or assignment furnished under any of such provisions.

                                  ARTICLE FIVE
                                      WAGES

SECTION 1 - STANDARD HOURLY WAGE SCALES

A. The standard hourly wage scales of rates for the respective job classes and the effective dates thereof shall be those set forth in Appendix A and A-1 of this Agreement.

B. In addition to the standard hourly wage scales of rates outlined in Paragraph A above, all Employees listed on Appendix B will receive a Special Hourly Additive in accordance with Appendix B of this Agreement.


C. In the event an Employee is transferred temporarily at the direction of Management from his regular job to another job, he shall be paid at the established rate of pay for the job to which transferred; provided that, if such rate of pay is less than the rate of pay for the job from which transferred, the Employee shall receive the difference as a temporary out-of-line differential; such out-of-line differential shall apply only to the individual transferred and for the period of transfer; provided further that nothing in this Subsection shall affect the rights of any Employee or the Company under any other Article of this Agreement. The new out-of -line differential multiplied by hours paid for on the job shall be added to the earnings of the Employee.

SECTION 2 -    APPLICATION OF THE STANDARD
               HOURLY WAGE SCALES

     The standard hourly wage scale rate for each job shall be as set forth in Appendix A or A-1. In addition:

(a) A schedule of trade or craft rates and rates applicable to multiple-rated jobs, containing: (1) a standard rate equal to the standard hourly wage scale rate for the respective job class of the job; (2) an intermediate rate at a level two job classes below the standard rate; and (3) a starting rate at a level four job classes below the standard rate shall be established for each multiple-rated job and for each of the following repair and maintenance trade or craft jobs: Electrician (Wireman) Machinist Millwright Special Electronic Instrument Repair Technician

(b) A schedule of apprentice rates for the respective apprentice training period of 1040 hours of actual training experience with the Company in the trade or craft in each training period shall be established at the level of the standard hourly wage scale rates for the respective job classes as follows:


Training Periods of 1040 Hours

Trade or Craft    1st 2nd  3rd 4th  5th 6th 7th  8th
Apprenticeship                 Job Classes


Electrician
  (Wireman)        6   7    8   9    10  11  12   13

Machinist          6   7    8   9    10  11  12   13

Millwright Special     6    7   8    9   10  11   12  13

Electronic
Instrument Repair
Technician         9  10   11  12    13  14  15   16

SECTION 3 -    FURTHER APPLICATION
               OF THE STANDARD
               HOURLY WAGE SCALES

     Each hourly wage rate established under Section 2 of this Article Five shall be as specified in Appendix A or A-1, whichever applies.


SECTION 4 -    PRODUCTION AND
               MAINTENANCE JOBS

     The established rate of pay for each production of maintenance job, other than a trade or craft or multiple-rated job or apprentice job as defined in
Section 2 of this Article Five, shall apply to any Employee during such time as the Employee is required to perform such job except as otherwise provided in Subsection C of Section 1 of this Article Five.


SECTION 5 -    TRADE, CRAFT OR
               MULTIPLE-RATED JOBS

A. The established starting rate, intermediate rate, or standard rate of pay for a trade or craft job or multiple-rated job, as defined in Subparagraph
     (a) of Section 2 of this Article Five, shall apply to each Employee during such time as the Employee is assigned to the respective rate classification. B. Article Five, Section 5-B, of the September 1, 1965 Basic Labor Agreement provided for an increase of two full job classes for each of the trade and craft jobs listed in Article Five, Section 2(a), of such Agreement, and similarly other jobs were increased by two full job classes pursuant to the Trade and Craft Memorandum of Understanding of such Agreement. Article Five, Section 5-B, of the September 1, 1965 Agreement further provided that this addition should be identified as a trade or craft convention and should be recorded as a separate item in Factor 7 of the agreed-upon classification.



SECTION 6 -    APPRENTICE OR LEARNER
               JOBS

A. The established apprentice rates of pay shall apply to an Employee in accordance with the apprentice training periods as defined respectively in Subparagraph (b) of Section 2 of this Article Five.

B. The Company may continue learner jobs where such jobs are now in existence and may establish additional learner jobs by mutual agreement with the Union.

     Learner jobs are not to be described nor classified, but shall be assigned to a job class four job classes below the job class of the job being learned, except that an Employee transferred from another job to a learner job shall remain in the job class for his former job unless, by mutual agreement between the Union and Management, he shall be assigned to a lower job class.

     An Employee shall be assigned to a learner job only until he can perform satisfactorily the job for which he is being trained and in no event for more than 520 hours of actual work.

SECTION 7 - PROFIT SHARING

A.

B. Effective at the start of the night shift on January 1, 1986, the Company will install the Employee Profit Sharing Plan for the Ferndale Plant
     (Plan). The Plan shall continue indefinitely unless otherwise modified, cancelled or replaced by the Company. Such action will be designed so as to preserve the earnings opportunity of the Plan as demonstrated by a current reference period.

     The terms of the Profit Sharing Plan as last agreed to by the USWA and LTV shall apply, provided, however, the plan must be able to be calculated solely on the basis of the financial and production performance at the Ferndale plant. The plan shall be effective on the effective date of this labor agreement with no retroactive liability whatsoever prior to the effective date of this labor agreement.

C.   All Employees will participate in the Plan.


SECTION 8 -



SECTION 9 -    INEQUITY COMPLAINTS
               OR GRIEVANCES PROHIBITED

     No basis shall exist for an Employee to allege that a wage rate inequity exists and no complaint or grievance on behalf of an Employee alleging a wage rate inequity shall be initiated or processed during the term of this Agreement.

SECTION 10 - CORRECTION OF ERRORS

     Notwithstanding any provisions of this Article Five, errors in application of rates of pay shall be corrected.

SECTION 11 -


SECTION 12 - SHIFT DIFFERENTIALS

A. For hours worked on the afternoon shift there shall be paid a premium rate of 25 cents per hour. For hours worked on the night shift there shall be paid a premium rate of 35 cents per hour.

B.   Shifts shall be identified as follows:

     (1) Day shift includes all shifts scheduled to commence between 6:00 a.m. and 8:00 a.m., inclusive;

     (2) Afternoon shift includes all shifts scheduled to commence between 2:00 p.m. and 4:00 p.m., inclusive:

     (3) Night shift includes all shifts scheduled to commence between 10:00 p.m. and 12:00 midnight, inclusive.

C. Any hours worked by an Employee on a shift which commences at a time not provided for in Subsection B of this Section 12 shall be paid as follows:

     (1) For hours worked which would fall in the prevailing day shift of the department no shift differential shall be paid;

     (2) For hours worked which would fall in the prevailing afternoon shift of the department the afternoon shift differential shall be paid;

     (3) For hours worked which would fall in the prevailing night shift of the department the night shift differential shall be paid.

D. Shift differential shall be included in the calculation of overtime compensation. Shift differential shall be computed by multiplying the hours worked by the applicable differential and the amount so determined added to earnings.

E. Shift differential shall be paid for allowed time or reporting time provided for in Section 6 of Article Six - Hours of Work - of this Agreement when the hours for which payment is made would have called for a shift differential if worked.


SECTION 13 - SUNDAY PREMIUM

     All hours worked by an Employee on Sunday, which are not paid for on an overtime basis, shall be paid for at 1-1/2 times the Employee's regular rate as defined in Subsection A (3) of Section 7 of Article Six - Hours of Work - of this Agreement.

     For the purpose of this provision, Sunday shall be deemed to be the 24 hours beginning with the turn-changing hour nearest to 12:01 a.m. Sunday.

     Sunday premium based on the standard hourly wage scale rate in Appendix A or A-1, whichever applies, shall be paid for reporting allowance hours.


                           ARTICLE SIX - HOURS OF WORK

     This article is intended only to provide a basis for calculating overtime and establishing normal work schedules and shall not be construed as a guarantee of hours of work per day or per week, or a guarantee of days of work per week.

SECTION 1 - DEFINITIONS

     The normal workday shall be 8 consecutive hours of work followed by 16 consecutive hours of rest (exclusive of such lunch or rest periods as are now granted in accordance with the practice prevailing). The normal weekly hours of work shall be 40 hours. Parties at the plant level will negotiate with respect to non-traditional work schedules which will be implemented only upon mutual agreement.

SECTION 2 - NORMAL WORK PATTERN

     The normal work pattern shall be 5 consecutive workdays beginning on the first day of any 7-consecutive-day period. The 7-consecutive-day period is a period of 168 consecutive hours and may begin on any day of the calendar week and extend into the next calendar week. On shift changes, the 168 consecutive hours may become 152 consecutive hours depending upon the change of shift.


     A work pattern of less or more than 5 workdays in the 7-consecutive-day period shall not be considered as deviating from the normal work pattern provided the workdays are consecutive.

     Parties at the plant level will negotiate with respect to non-traditional work schedules which will be implemented only upon mutual agreement.

SECTION 3 - SCHEDULING

     All Employees shall be scheduled on the basis of the normal work pattern except where: (a) such schedules regularly would require the payment of overtime; (b) deviations from the normal work pattern are necessary because of breakdowns or other matters beyond the control of Management; or (c) schedules deviating from the normal work pattern are established by agreement between Plant Management and the Grievance Committee.

     Parties at the plant level will negotiate with respect to non-traditional work schedules which will be implemented only upon mutual agreement.

SECTION 4 - SCHEDULES POSTED

     Schedules of the Employees' regular workdays shall be posted or otherwise made known to Employees in accordance with prevailing practices, but not later than Friday noon of the week preceding the calendar week in which they shall be effective, unless otherwise provided by local agreement.

     Management will establish a procedure, where such does not already exist, affording any Employee whose last scheduled turn ends prior to the posting of his schedule for the following week, an opportunity to obtain information relating to his next scheduled turn. This procedure will also be applicable with respect to Employees returning from vacation.

SECTION 5 - SCHEDULE CHANGES

     Determination of the starting time of the daily and weekly work schedules and changes in schedules may be made by the Company, provided that changes be made known to the grievance committeeman of the Union, or other Union representative if said committeeman is not available, as far in advance of such changes as is possible; and provided further that no changes in such schedules shall be made after Friday noon, except in case of breakdowns or other conditions beyond the control of Management. Should changes be made in schedules contrary to this Section 5 so that an Employee is laid off and does not work on a day that he was scheduled to work, he shall be deemed to have reported for work on such day and shall be eligible for reporting allowance in accordance with the provisions of Section 6 of this Article Six, excluding Article Six,
Section 6 (d).

SECTION 6 - REPORTING TIME

     An Employee who is scheduled or notified to report and who does report for work shall be provided with and assigned to a minimum of 4 hours of work on the job for which he was scheduled or notified to report or, in the event such work is not available, shall be assigned or reassigned to another job of at least equal job class for which he is qualified. In the event, when he reports for work, no work is available he shall be released from duty and credited with a reporting allowance of 4 times the standard hourly wage scale rate of the job for which he was scheduled or notified to report.

     When an Employee who starts to work is released from duty before he works a minimum of 4 hours, he shall be paid for the hours worked in accordance with Article Five - Wages - of this Agreement, and credited with a reporting allowance equal to the standard hourly wage scale rate of the job for which he was scheduled or notified to report multiplied by the unutilized portion of the 4-hour minimum. The foregoing payment shall be either at the regular or overtime rates of earnings depending upon which pertain in accordance with provisions of this Agreement; provided, however, that hours not worked, for which payment is made, shall not be considered as time worked in determining daily, weekly, or other form of overtime.

     The provisions of this Section 6 shall not apply in the event that:

(a) picketing, strikes, stoppages in connection with labor disputes at the plant, failure of utilities beyond the control of Management, or acts of God interfere with work being provided; or

(b) an Employee is not put to work or is laid off after having been put to work, either at his own request or due to his own fault; or

(c) an Employee refuses to accept an assignment or reassignment within the first 4 hours as provided above in this Section 6; or

(d) Management gives reasonable notice of a change in scheduled reporting time or that an Employee need not report. Local Management and the Grievance Committee shall promptly determine what constitutes reasonable notice.

SECTION 7 - OVERTIME

A.   For the purpose of determining:

     (1)the number of hours worked in a day by each Employee, a workday shall be a period of 24 consecutive hours beginning at the time the Employee starts to work; provided, however, that the same hours shall not be included in more than one such period; provided further that a tardy Employee's workday shall begin at the time it would have begun had he not been tardy;

     (2) the number of hours or days worked in a workweek, a workweek shall be a 7-consecutive-day period commencing at 12:01 a.m. Sunday (or turn starting closest thereto):

     (3) the regular rate of pay as used in this Agreement, the term shall mean the hourly rate including any applicable Special Hourly Additive which the Employee would have received for the work had it been performed during non-overtime hours.

B. Each Employee shall be paid overtime at the rate of 1-1/2 times his rate of pay for all time worked by him:

     (1) In excess of 8 hours in any one workday, or

     (2) In excess of 40 hours in any one workweek, or

     (3) On any day in any workweek after he shall have worked on 5 previous days in such workweek. Solely for the purpose of determining whether or not work has been performed on 5 previous days in the workweek:

          (a) Should changes be made in schedules after Friday noon of the week preceding the calendar week in which the changes are to be effective, except for breakdowns or other matters beyond the control of Management, so that an Employee is laid off within any scheduled 5 days and is required to work on what would otherwise have been the sixth or seventh workday in his workweek, the day on which such Employee was laid off shall be counted as a day worked; and

          (b) If work is performed by an Employee on a day in the workweek subsequent to any of the holidays enumerated in Article Seven - Holidays - of this Agreement, such holiday shall be considered as a day worked in that workweek, whether or not any work is performed on such holiday and regardless of whether such holiday was scheduled as a day of work or of rest. For purposes of this Article Six, if any of such holidays shall fall on a Sunday, the following Monday (and not such Sunday) shall be observed as such holiday; or

     (4) On the sixth or seventh workday of a 7-consecutive-day period during which the first 5 days were worked by the Employee, whether or not all of such days fall within the same workweek, except when that day is worked pursuant to a schedule approved by the Grievance Committee; provided, however, that no overtime compensation under this provision will be due unless the Employee shall notify his Foreman of a claim for overtime within a period of one week after such sixth or seventh day is worked or, if he fails to do so, initiates a complaint claiming such overtime within 30 days after such day is worked; and provided further that on shift changes the 7-consecutive-day period of 168 consecutive hours may become 152 consecutive hours depending upon the change in the shift. For the purposes of this clause (4) all working schedules now normally used in any department of the plant shall be deemed to have been approved by the Grievance Committee. Such approval may be withdrawn by the Grievance Committee by giving 60 days prior written notice thereof to Plant Management; or

     (5) On a second reporting in the same workday where the Employee has been recalled or required to report to the plant after working less than 8 hours on his first shift, provided that his failure to work 8 hours on his first reporting was not caused by any of the factors mentioned in
          Section 6 of this Article Six for purposes of disqualifying an Employee for reporting allowance.

C. No Employee shall be paid more than 1-1/2 times his regular rate of pay for any time worked by him (except as provided in Section 5 of Article Seven - Holidays - of this Agreement), and in the event overtime for any time worked is paid any Employee in compliance with any of the foregoing clauses
     (1), (2), of Subsection B of this Section 7 or for the holidays enumerated in Article Seven - Holidays - of this Agreement, the time for which overtime is once paid shall not be counted as hours or days worked for the purpose of determining whether or not overtime is to be paid such Employee under any one or all of the other foregoing clauses or holidays enumerated in Article Seven - Holidays - of this Agreement; provided, however, that an enumerated holiday, whether worked or not, shall be counted as a day worked in determining overtime under clause (4) of Subsection B of this Section 7, and as time worked in determining overtime under clause (1) of such Subsection B, subject to the limitation contained in Section 5 of Article Seven - Holidays - of this Agreement.

D. When Employees qualified to perform the work could be recalled because it is reasonably foreseeable that there will be work for such Employees for a period of two or more weeks, and Management determines that such work should nevertheless be done on an overtime basis instead of recalling such Employees, it will first notify the Union and, upon the request of the appropriate grievance committeeman, will discuss its reasons and review with him any suggested alternative in an effort to reach a mutually satisfactory solution. Such discussion and review will constitute full compliance with the requirements of this provision. Nothing in this provision shall prejudice any other rights which may exist under any other provision of this Agreement, nor affect local agreements or practices existing as of the date of this Agreement.

E. The parties at the plant level may by mutual agreement limit daily overtime as part of the agreement as to non-traditional schedules.

SECTION 8 -    ALLOWANCE FOR JURY
               OR WITNESS SERVICE

     An Employee who is called for jury service or subpoenaed as a witness shall be excused from work for the days on which he serves (service, as used herein, includes required reporting for jury or witness duty when summoned, whether or not he is used). Such Employee shall receive, for each day of service on which he otherwise would have worked, the difference between the payment he receives for such service in excess of $5.00 and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days the Employee would have worked had he not been performing such service (plus any holiday in such period which he would not have worked) and the pay for each day of service shall be 8 times his average straight-time hourly rate of earnings (including any applicable Special Hourly Additive but excluding shift differentials and Sunday and overtime premiums) during the last pay period worked prior to such service. The Employee will present proof that he did serve or report as a juror or was subpoenaed and reported as a witness, and the amount of pay, if any, received therefor.

SECTION 9 -    ALLOWANCE FOR FUNERAL
               LEAVE

     When death occurs to an Employee's spouse, mother, father, mother-in-law, father-in-law, son, daughter, brother, sister, grandparents or grandchildren (including stepfather, stepmother, stepchildren, stepbrother or stepsister when they have lived with the Employee in an immediate family relationship), an Employee, upon request, will be excused and paid for up to a maximum of three scheduled shifts (5 scheduled shifts in the case of the death of an employee's legal spouse, son, or daughter including stepchildren when they have lived with the employee in an immediate family relationship) (or for such fewer shifts as the Employee may be absent) which fall within a three-consecutive-calendar-day period (or 5-consecutive-calendar-day period in the case of the death of an employee's legal spouse, son, or daughter including stepchildren when they have lived with the employee in an immediate family relationship); provided, however, that one such calendar day shall be the day of the funeral and it is established that the Employee attended the funeral. Payment shall be 8 times his average straight-time hourly earnings as computed for jury pay. An Employee will not receive funeral pay when it duplicates pay received for time not worked for any other reason. Time thus paid will not be counted as hours worked for purposes of determining overtime or premium pay liability.

SECTION 10 -    OVERTIME DISTRIBUTION

     Rules and regulations for distribution of overtime work have been mutually agreed upon by the department supervisor and the grievance committeeman. Such agreements shall remain in effect unless and until modified or replaced by local written agreement signed by the department supervisor and the grievance committeeman.

     If mutually agreed between the representatives of Management and the Union at the local level, meetings may be held between the department supervisor and the grievance committeeman in the locations where no such agreements presently exist. Such meetings would be for the purpose of discussion and possible mutual agreement to an equitable method of overtime distribution.


                            ARTICLE SEVEN - HOLIDAYS

SECTION 1 - HOLIDAYS ENUMERATED

     Whenever used in this Agreement, the term "holiday" means one of the following days:

     January 1 Martin Luther King, Jr.'s Birthday, which shall be the third Monday in January Good Friday Memorial Day, which shall be the last Monday in May Independence Day Labor Day Thanksgiving Day The day after Thanksgiving Day The day before Christmas Day Christmas Day In addition, there will be one Floating Holiday in each of the years 2001, 2002, 2003, 2004, and 2005. The local parties shall agree on which day the floating holiday shall be observed by not later than November 1, of the preceding year. The floating holiday must be the same day for all employees in the plant.

     If any such holidays shall fall on a Sunday, the following Monday (and not such Sunday) shall be observed as such holiday.

     A holiday shall be deemed to begin at 12:01 a.m. of the holiday or turn starting closest thereto, and shall end 24 hours later.

SECTION 2 -       PAY FOR HOLIDAYS
               NOT WORKED

     An eligible Employee who does not work on a holiday shall be paid 8 times his average hourly earnings, including any applicable Special Hourly Additive, for the pay period preceding the pay period in which the holiday is observed (if he has no earnings in such pay period the average hourly earnings of his occupation, including any applicable Special Hourly Additive, in such pay period shall be used), exclusive of overtime, shift differentials, and Sunday premiums; provided, however, that if an eligible Employee is scheduled to work on any such holiday, but fails to report and perform his scheduled or assigned work, he shall become ineligible to be paid for the unworked holiday, unless he failed to perform such work because of sickness or because of death in the immediate family (mother, father (including in-laws), children, brother, sister, husband, wife, and grandparents) or because of similar good cause. Holiday allowance shall be adjusted by an amount per hour to reflect any general wage changes in effect at the time of said holiday, but not in effect in the period used for calculating holiday allowance.

     As used in this Article Seven, an eligible Employee is one who:

(a)  has worked 30 turns since his last hire;


(b) performs work or is on vacation in the pay period in which the holiday is observed or, if he is laid off for such pay period, performs work or is on vacation in both the pay period preceding and the pay period following the pay period in which the holiday is observed and

(c) works as scheduled or assigned both on his last scheduled workday prior to and his first scheduled workday following the day on which the holiday is observed, unless he has failed to so work because of sickness or because of death in the immediate family or because of similar good cause.

SECTION 3 - VACATION

     When a holiday occurs during an eligible Employee's scheduled vacation, he shall be paid for the unworked holiday in addition to his vacation pay without regard to the provisions of Subparagraph (c) of Section 2 above. The provisions of this Section 3 shall apply to (1) an Employee whose vacation has been scheduled prior to his layoff and who thereafter is laid off and takes his vacation as scheduled, or (2) an Employee who is not at work at the time his vacation is scheduled, but who thereafter returns to work and then is absent from work during a holiday week because of his scheduled vacation. An Employee who is not at work at the time of scheduling his vacation and is not working at the time his vacation commences is not eligible for holiday pay for a holiday occurring during his vacation within the meaning of Subparagraph (b) of Section 2 above or this Section 3.

SECTION 4 - PART-TIME EMPLOYEE

     An eligible part-time Employee shall receive pay for holidays in accordance with the foregoing provisions of this Article Seven, but the pay that he shall receive for any such holiday shall be an amount equal to his applicable average hourly earnings (as defined in Section 2 above) times the lesser of 8 or the average number of hours worked by him per day in the preceding two pay periods. A part-time Employee shall mean an Employee who regularly, for his own convenience, is not available for full-time employment.

SECTION 5 - RATE OF PAY

     For all hours  worked by an Employee on any of the  holidays  specified  in
Section 1 above, overtime shall be paid at the overtime rate of 2-1/2 times his regular rate of pay. However, no Employee shall receive more than the above specified rate for hours worked on any holiday.

SECTION 6 - PART-SHIFT WORK ON HOLIDAY

     If an eligible Employee performs work on a holiday, but works less than 8 hours, he shall be entitled to the benefits of Section 2 of this Article Seven to the extent that the number of hours worked by him on the holiday is less than 8 (or in the case of a part-time Employee the number of hours determined in accordance with Section 4 of this Article Seven). This Section applies in addition to the provisions of Section 6 of Article Six - Hours of Work - where applicable.

                            ARTICLE EIGHT - VACATIONS

SECTION 1 - ELIGIBILITY

     To be eligible for a vacation in any calendar year during the term of this Agreement, the Employee must:

     (a)  have one year or more of continuous service; and

     (b) not have been absent from work for 6 consecutive months or more in the preceding calendar year; except in the case of an Employee who completes one year of continuous service in the vacation calendar year, he shall not have been absent from work for consecutive months or more during the 12 months following the date of his original employment; provided, that an Employee with more than one year of continuous service who in any year shall be ineligible for a vacation by reason of the provisions of this Subparagraph as a result of an absence on account of layoff or illness shall receive one week's vacation with pay in such year if he shall not have been absent from work for 6 consecutive months or more in the 12 consecutive calendar months next preceding such vacation. Any period of absence of an Employee while on vacation pursuant to this Article Eight or while absent due to a compensable disability in the year in which he incurred such disability, or while in military service in the year of his reinstatement to employment, shall be deducted in determining the length of a period of absence from work for the purpose of this Subparagraph.

SECTION 2 - BENEFITS FORFEITED

     An Employee, even though otherwise eligible under Section 1 above, forfeits the right to receive vacation benefits under this Article Eight if he quits, retires, or is discharged prior to January 1 of the vacation year, or if such Employee dies prior to January 1 of the vacation year.

SECTION 3 - SERVICE DATE

     Continuous service for vacation purposes only shall date from the date of first employment at any plant of the Company or subsequent date of employment following a break in continuous service, whichever of the above two dates is the later. Such continuous service shall be calculated in the same manner as the calculation of continuous service set forth in Article Ten - Seniority - of this Agreement, except that there shall be no accumulation of service in excess of the first 2 years of any continuous period of absence on account of layoff or physical disability (except, in the case of compensable disability, as provided in Section 3 (c) (5) of Article Ten - Seniority) in the calculation of service for vacation eligibility.

SECTION 4 - LENGTH OF VACATIONS

A. An eligible Employee who has completed the years of continuous service indicated in the following table in any calendar year during the term of this Agreement shall receive a vacation corresponding to such years of continuous service as shown in the following table:

      Years of Service       Weeks of Paid Vacation

       1 but less than 3                1
       3 but less than 8                2
       8 but less than 15               3
     15 but less than 24                4
     24 or more                         5

B.   A week of vacation shall consist of 7 consecutive days.

C. The entire vacation shall be taken in one continuous period unless otherwise authorized by the Company.

SECTION 5 - SCHEDULING - GENERAL

A. On or promptly after October 1 of each year, each Employee entitled or expected to become entitled to take vacation time off in the following year will be requested to specify in writing (not later than 30 days after the receipt of such request), on a form provided by the Company, the vacation period or periods he desires.

B. Notice will be given an Employee at least 60 days in advance of the date his vacation period is scheduled to start, but in any event not later than January 1 of the year in which the vacation is to be taken.

C. Vacations will, so far as practicable, be granted at times most desired by Employees (longer service Employees being given preference as to choice); but the final right to allot vacation periods and to change such allotments is exclusively reserved to the Company in order to insure the orderly operation of the plant.

D. Any Employee absent from work because of layoff, disability or leave of absence at the time Employees are requested to specify the vacation periods they desire and who has not previously requested and been allotted a vacation period for the calendar year, may be notified by Management that a period is being allotted as his vacation period but that he has the right within 14 days to request some other vacation period. If any such Employee notifies Management in writing, within 14 days after such notice is sent, that he desires some other vacation period, he shall be entitled to have his vacation scheduled in accordance with Subsection C above.

E. If any Employee is on layoff from the plant at any time before the beginning of his scheduled vacation, hereunder, he may request to have his vacation start at any time during such layoff and if Management agrees to grant his request, it shall have the right to set the appropriate conditions under which it grants his request.

F. Where an Employee transfers from one seniority unit to another subsequent to January 1 in any given year, he shall take his vacation in accordance with the schedule established in his old seniority unit except as orderly operations of his new seniority unit preclude it. He shall not be entitled to have any vacation schedule previously established in his new seniority unit changed because of his entry into that unit; should there be a conflict between the transferred Employee and an Employee in the unit, the Employee in the unit shall retain his preference in competition with the transferred Employee regardless of continuous service.

SECTION 6 - SCHEDULING OF VACATIONS

A.   Vacations may be taken throughout the calendar year.

B. The Company may, with the consent or upon the request of the Employee, pay him vacation allowance, in lieu of time off for vacation, for any week of vacation in excess of one week in any one calendar year.

C. Vacation shall be scheduled in a single period of consecutive weeks, provided, however, that in the event the orderly operations of the plant require vacations of two or more weeks may be scheduled in two periods, neither of which may be less than one week. With the consent of the Employee, vacation may be scheduled in any number of periods, none of which may be less than one week.

D. In case Management desires to schedule vacations for Employees eligible therefor during a shutdown period instead of in accordance with the previously established vacation schedules for that year, Management shall give affected Employees 60 days' notice of such intent; in the absence of such notice, an affected Employee shall have the option to take his vacation during the shutdown period or to be laid off during the shutdown and to take his vacation at the previously scheduled time.

E. Any Employee otherwise entitled to vacation, pursuant to this Article Eight in the calendar year in which he retires under the terms of any pension agreement between the parties which makes him eligible for a special initial pension amount, but who has not taken such vacation prior to the date of such retirement, shall not be required to take a vacation in that calendar year and shall not be entitled to vacation pay for that calendar year.

F. The calendar week containing New Year's Day may be taken as a week of vacation for either the year preceding New Year's Day or the year in which New Year's Day falls, except when New Year's Day falls on Sunday, provided such vacation week has been scheduled as vacation in accordance with this Article Eight. If the Company in its sole discretion schedules a shutdown of any operation during the calendar week containing Christmas Day, any Employee who is not scheduled to work due to the shutdown in such week and who has completed his vacation entitlement for that year may elect to reschedule a week of vacation for which the Employee has qualified and will be entitled in the following calendar year into the shutdown week; provided, however, that vacation pay for such vacation week, calculated as though the week were scheduled and taken in the next following year will be paid on the regular payday for the pay period in which the shutdown vacation falls; and provided further that no vacation pay for a vacation rescheduled hereunder will be paid to an Employee who quits, retires, dies, or is discharged prior to January 1 of the year from which the shutdown vacation was rescheduled. In the application of this Subsection F, when the basis for calculation of an Employee's vacation pay for the following calendar year is not available, his vacation payment hereunder shall be made on the basis for calculation of his vacation pay in the current calendar year with appropriate adjustment to be made when the basis for the following calendar year becomes available.

SECTION 7 -    VACATION SCHEDULING
               COMPLAINTS AND GRIEVANCES

A. It is recognized that the parties locally have the burden of resolving complaints relating to the scheduling of individual vacations pursuant to
     Section 5 and 6 of this Article Eight. Should they be unable to do so in Step 1 of the complaint and grievance procedure provided in Article Eleven
     - Adjustment of Complaints and Grievances - of this Agreement, any such complaint must be referred to Step 2 not later than 15 days after notification of the scheduled vacation (or changed scheduled vacation) is given to the Employee.

B. Such complaint must be so handled in the complaint and grievance procedure that the Step 2 meeting is held and a draft of minutes prepared not later than 80 days prior to the starting date of the scheduled vacation; the Step 3 meeting is held and the written answer is prepared not later than 70 days prior to the start of the scheduled vacation; and if necessary, the decision in arbitration shall be issued by the earlier of: (1) 30 days prior to the scheduled starting date of the vacation; or (2) 30 days prior to the starting date requested by the Employee.

C. In the resolution of complaints or grievances initiated under this Section 7, the Company's determination as to the scheduling required to conform to the requirements of operations shall be evaluated on the same basis as heretofore.

SECTION 8 - VACATION PAY OR ALLOWANCE

A. Each Employee granted a vacation under this Article Eight will be paid at his average rate of earnings per hour for the prior calendar year. Average rate of earnings per hour (for the purposes of this Article Eight) shall be computed by:

     (1) Totaling (a) pay received for all hours worked including any applicable Special Hourly Additive (total earnings including premium for overtime, holiday, Sunday, and shift differential), (b) vacation pay, including pay in lieu of vacation and (c) pay for unworked holidays, and

     (2) Dividing such earnings by the total of (a) hours worked, (b) vacation hours paid for, including hours for which pay in lieu of vacation was paid, and (c) unworked holiday hours which were paid for.

          Such average rate of earnings will be adjusted to reflect intervening general wage changes and retroactive pay adjustments, if any, for the job or jobs performed or paid for.

B. Hours of vacation pay for each vacation week shall be the average hours per week worked by the Employee in the prior calendar year. Any weeks not having 32 hours of actual work shall be excluded from the calculation. Average hours per week worked shall be computed by:

     (1) Totaling the following hours in payroll weeks with 32 or more hours of actual work: (a) Hours worked (b) Hours paid for unworked holiday or vacation hours falling in such week (c) Hours paid for funeral leave
          (d) Hours paid for jury service (e) Hours paid for witness service (f) Hours excused from scheduled work and not paid for because of union business, and

     (2) Dividing such hours by the number of such weeks in which 32 or more hours were worked.

     The minimum number of hours paid for each week of vacation shall be 40 and the maximum number of hours paid for each week of vacation shall be 48.

C. Effective January 1, 2001, a vacation bonus of two-hundred-fifty dollars ($250) per week will be paid to employees for each week of vacation taken in the ten (10) consecutive calendar week period beginning with the first full week following the calendar week containing New Year's Day.

D. Any Employee who did not work in the prior year shall have his vacation pay computed on the basis of his last calculated vacation rate and hours, adjusted in accordance with the last sentence of Subsection A of this
     Section 8.

E. The definitions contained herein are designed for and shall be used exclusively for the purpose of calculating vacation pay.

F. Vacation pay or vacation allowance shall be paid to each Employee in advance of such Employee's vacation period.

G. In the case of a part-time Employee, as defined in Section 4 of Article Seven - Holidays - of this Agreement, the average rate of earnings and hours of vacation pay for each vacation week shall be computed in the same manner as in Subsections A and B of this Section 8, except that the period of time used shall be the last two completed and closed pay periods next preceding his vacation; there shall be no exclusion of weeks having less than 32 hours of actual work; and the minimum of 40 hours of pay for each week of vacation shall not apply.

SECTION 9 - SCHEDULING

     The Union and the Company agree that their mutual objective is to afford maximum opportunity to the Employees to obtain their vacations and to attain maximum production. All Employees eligible for vacation shall be granted their vacation from work except as provided in Section 6, Subsection B, of this Article Eight. Any payment of vacation allowance shall not require the Company to reschedule the vacation of any other Employee.


                          ARTICLE NINE - SUSPENSION AND
                                 DISCHARGE CASES

SECTION 1 - PROCEDURE - DISCHARGES

     In the exercise of its rights as set forth in Article  Fifteen - Management
- of this Agreement, the Company agrees that no Employee shall be peremptorily discharged from and after the date hereof but that in all instances in which the Company may conclude that an Employee's conduct may justify discharge he shall be first provisionally discharged. Such provisional discharge shall be for not more than 5 calendar days (excluding Saturdays, Sundays, and holidays). During this period of provisional discharge the Employee may, if he believes that he has been unjustly dealt with, request a hearing and a statement of the offense before his Plant Superintendent or his representative with or without the member or members of the Grievance Committee present as he may choose. Such hearing shall be held within 5 calendar days (excluding Saturdays, Sundays, and holidays) after the date of such request. If any such Employee shall not request a hearing within the 5-day provisional discharge period his discharge shall become final. The notice of provisional discharge shall be given in writing to the Employee affected and his grievance committeeman.

     At any such hearing the facts concerning the case shall be made available to both parties. After such hearing, the Company shall conclude within 5 calendar days (excluding Saturdays, Sundays, and holidays) whether the discharge shall become final or, dependent upon the facts of the case, that such discharge shall be revoked. If the discharge is revoked the Employee shall be returned to employment and receive compensation on the basis of an equitable lump sum payment mutually agreed to by the parties or, in the absence of agreement, shall be made whole in the manner set forth below, unless it is agreed by the parties hereto that such Employee shall be disciplined without pay as a condition of such revocation. If the discharge of the Employee is affirmed, the Employee may within 5 calendar days (excluding Saturdays, Sundays, and holidays) after such disposition, file a grievance at Step 2 of the procedure for adjustment of complaints and grievances set forth in Article Eleven of this Agreement and such grievance shall thereafter be handled in accordance with the provisions of such Article Eleven and Appendix D of this Agreement. If any such Employee shall not file a grievance within such 5-day period, his discharge shall become final. Grievances involving discharge which are appealed to arbitration shall be docketed, heard, and decided within 60 days of appeal, unless the arbitrator determines that circumstances require otherwise and so notifies the parties. Such grievances shall be identified by the Union as discharge grievances in the appeal to arbitration.

     Final decision on all discharge cases shall be made by the Company within 5 calendar days (excluding Saturdays, Sundays, and holidays) from the date of filing of the grievance, if any. Should it be determined by the Company or by an arbitrator in accordance with Article Eleven - Adjustment of Complaints and Grievances - or Appendix D of this Agreement that the Employee has been unjustly discharged, the Company shall reinstate the Employee and make him whole for the period of his suspension or discharge, which shall include providing him such earnings and other benefits as he would have received except for such suspension or discharge, and offsetting such earnings or other amounts as he would not have received except for such suspension or discharge. In suspension and discharge cases only, the arbitrator may, where circumstances warrant, modify or eliminate the offset of such earnings or other amounts as would not have been received except for such suspension or discharge.

SECTION 2 - SUSPENSIONS

     Suspensions of more than 4 days shall be handled in accordance with the procedure outlined in Section 1 above and Appendix D. Suspensions of 4 days or less shall be entered directly in the complaint and grievance procedure and processed in accordance with such procedure and Appendix D.

     In all cases of suspension of one day or more, a notice of such suspension shall be given promptly in writing to the Employee affected and his grievance committeeman.



SECTION 3 - PERSONAL REPORTS

     When a personal report is written concerning an Employee, and after the Employee has initialed the report to indicate receipt of same, a copy of that report will be given to the Employee.

     Personal reports of previous disciplinary action against the Employee involved will not be used by the Company in any arbitration proceeding where the disciplinary action occurred two or more years prior to the date of the event which is the subject of such arbitration. This section does not apply to the type of disciplinary report specifically dealt with in Section 5 of Article Twelve.

SECTION 4 - UNION REPRESENTATION

     Any Employee who is summoned to meet in the office of a supervisor for the purpose of discussing possible disciplinary action against such Employee shall be entitled to be accompanied by his grievance committeeman or his departmental representative if he requests such representation, provided such representative is then available.

SECTION 5 - TEMPORARY FOREMAN

     An Employee assigned as a temporary foreman will not issue discipline to Employees, provided that this provision will not prevent a temporary foreman from relieving an Employee from work for the balance of the turn for alleged misconduct. An Employee will not be called by either party in the grievance procedure or arbitration to testify as a witness regarding any events involving discipline which occurred while the Employee was assigned as a temporary foreman.

                             ARTICLE TEN - SENIORITY

SECTION 1 - PROMOTIONS AND LAYOFFS

     The parties recognize that promotional opportunity and job security in event of promotions, decrease of forces, and recalls after layoffs should increase in proportion to length of continuous service, and that in the administration of this Section the intent will be that wherever practicable full consideration shall be given continuous service in such cases.

     Except where a local seniority agreement provides for some greater measure of service length than plant continuous service, plant continuous service (hereinafter plant service) shall be used for all purposes in which a measure of continuous service is utilized.

     Employees hired by Maverick on or after the Closing shall have the seniority each had under the USWA/LTV labor agreement as of the day before Closing.

     In recognition, however, of the responsibility of Management for the efficient operation of the plant, it is understood and agreed that in all cases of:

(1) Promotion (except promotions to positions excluded from the bargaining unit set forth in this Agreement, the following factors as listed below shall be considered; however, only where factors (a) and (b) are relatively equal shall length of continuous service be the determining factor: (a) ability to perform the work, (b) physical fitness, (c) continuous service.

(2) Decrease in forces or recalls after layoffs, the following factors as listed below shall be considered; however, only where both factors (a) and
     (b) are relatively equal shall continuous service be the determining factor: (a) ability to perform the work, (b) physical fitness, (c) continuous service.

     Nothing in this Section shall prevent Plant Management and the Grievance Committee from mutually agreeing to fill an equal or lower job in a promotional sequence with a senior Employee; nor from executing an agreement in writing to provide an opportunity to any Employee displaced in the course of a reduction of forces from exercising his seniority to the extent appropriate to obtain a job paying higher earnings; provided such Employee is otherwise qualified with respect to relative ability to perform the work and relative physical fitness as provided above. Plant Management and the Grievance Committee may mutually agree to provide training for Employees disabled in the plant and to assign them to vacancies for which they are qualified on the basis of such seniority arrangements as they may determine.

SECTION 2 - UNITS

     The existing seniority units, departments, job progression and regression charts and rules and regulations governing their application, to which the factors referred to in Section 1 of this Article Ten shall be applied, have been mutually agreed upon by Plant Management and the Grievance Committee. Such agreements shall remain in effect unless and until modified by local written agreement signed by Management and the Chairman and Secretary of the Grievance Committee of the Local Union. Local seniority agreements in effect as of the date of this Agreement shall be consistent with Consent Decree 1. Hereafter all future local seniority agreements shall provide that; all promotions (including step-ups), decreases in forces (including demotions and layoffs), recalls after layoff and other practices affected by seniority shall be in accordance with plant service, provided that (a) demotions, layoffs and other reductions in force shall be made in descending job sequence order starting with the highest affected job and with the Employee on such job having the least length of plant continuous service, and (b) the sequence on a recall shall be made in the reverse order so that the same Employees return to jobs in the same positions relative to one another that existed prior to the force reductions. Future local agreements may provide for a procedure varying from the foregoing upon joint approval by designated officials of the Company and the International Union. Hereafter, local seniority agreements, including agreements covering departments or units thereof, shall be signed on behalf of the Union by the Chairman and Secretary of the Grievance Committee of the Local Union, and shall be posted in the plant.

     Provided, however, the parties agree after Closing to negotiate with the purpose of reaching mutual agreement with respect to reducing the number of departments and units and streamlining job progression and regression charts.

     In any case in which local agreement cannot be consummated as to the seniority unit in which a new job or new jobs, including those in new, merged or transferred operations, are to be placed, or the rules for application of the seniority factors to such jobs (including the appropriate progression and regression structure), Management shall include such job or jobs in the most appropriate seniority unit or, if more appropriate, establish a new seniority unit, and establish rules for application of the seniority factors to such jobs (including its determination of the appropriate progression and regression structure), subject to the complaint and grievance procedure of this Agreement.

SECTION 3 - CONTINUOUS SERVICE RECORD

     The continuous service record of any Employee shall be determined as follows:

(a) Each present Employee shall have such continuous service record as is shown on the employment records of the Company for such Employee, and he shall accumulate additional continuous service in accordance with Subparagraph
     (c) below, until his continuous service record shall be broken in which event his continuous service record shall end and be cancelled. All continuous service dates posted pursuant to Section 3 of Article Eleven - Seniority - of the April 30, 1947 Agreement and about which no grievance was filed as therein provided shall continue to be conclusively considered as correct.

(b) Each new Employee and each person rehired after the cancellation of his continuous service record shall accumulate continuous service from the date of such hiring or rehiring, as the case may be, in accordance with Subparagraph (c) below, until his continuous service record is broken, in which event his continuous service record shall end and be cancelled.

(c) The rules of determining a break in a continuous service record, which were first adopted at each separate unit on the date of its first labor agreement and as subsequently amended in the respective labor agreements since that time, and which shall have no application at each separate unit prior to that respective time, shall continue to be used to determine the occurrence of a break in a continuous service record prior to August 1, 1968. From August 1, 1968, forward, the following rules shall be used to determine a break in a continuous service record:

     (1)  Voluntarily quitting the service;

     (2) Discharge from the service, provided that if the Employee is rehired within 6 months the break in continuous service shall be removed;

     (3)  Termination in accordance with Article Fourteen Severance Allowance;

     (4)  Absence in excess of 2 years,  except as provided in Subparagraph  (c)
          (5) below; or

     (5) Absence due either to layoff or physical disability, or both, which continued beyond the period specified in this Subparagraph (c) (5). If an Employee is absent because of layoff or nonoccupational physical disability, or both, in excess of two years, he shall continue to accumulate continuous service during such absence for an additional period equal to (i) 3 years, or (ii) the excess, if any, of his length of continuous service at commencement of such absence over 2 years, whichever is less. Any accumulation in excess of 2 years during such absence shall be counted, however, only for purposes of this Article Ten, including local agreements thereunder, and shall not be counted for any other purpose under this or any other agreement between the Company and the International Union. In order to avoid a break in service within the above period after an absence in excess of 2 years, an Employee absent because of layoff or nonoccupational physical disability, or both, must report for work promptly upon termination of either cause, provided, in the case of layoff, the Company has mailed a recall notice to the last address furnished to the Company by the Employee. An Employee absent because of a compensable disability incurred during the course of employment shall accumulate continuous service, provided such person is returned to work within 30 calendar days after the end of the period for which he is unemployed and for which workers' compensation is payable to him.

SECTION 4 - PROBATIONARY EMPLOYEES

     New Employees and those hired after a break in continuity of service will be regarded as probationary Employees for the first 720 hours of actual work and will receive no continuous service credit during such period. For all such employees hired after November 15, 2000, the probationary period will be one thousand (1,000) hours. Probationary Employees may initiate complaints under this Agreement but may be laid off or discharged as exclusively determined by Management; provided that this will not be used for purposes of discrimination because of race, color, religious creed, national origin or sex or because of membership in the Union. Probationary Employees continued in the service of the Company subsequent to the first 720 (or one thousand (1000)) hours of actual work shall receive full continuous service credit from date of original hiring. Where a probationary Employee is relieved from work because of lack of work and his employment status terminated in connection therewith, and he is subsequently rehired at the same plant within one year from the date of such termination, the hours of actual work accumulated by such probationary Employee during his first employment shall be added to the hours of actual work accumulated during his second employment in determining when the Employee has completed 720 (or one thousand (1000)) hours of actual work; provided, however, that should such an Employee complete 720 (or one thousand (1000)) hours of actual work in accordance with this sentence, his continuous service date will be the date of hire of his second hiring. If, however, such an Employee is rehired within two weeks of his last termination from employment at the same plant, his continuous service date will be the date of hire for his prior employment.

SECTION 5 -    INTERPLANT AND
               INTERPLANT TRANSFERS

     It is recognized that conflicting seniority claims among Employees may arise when plant or department facilities are created, expanded, added, merged, or discontinued, involving the possible transfer of Employees. It is agreed that such claims are matters for which adjustment shall be sought between Management and the appropriate grievance representatives of committees.

     In the event the above procedure does not result in agreement, the International Union and the Company may work out such agreements as they deem appropriate irrespective of existing seniority agreements or may submit the matter to arbitration under such conditions, procedures, guides and stipulations as to which they may mutually agree.


SECTION 6 - TEMPORARY VACANCIES

     In the case of a temporary vacancy exceeding 5 days involving temporary reassignment of Employees within a seniority unit, the Company shall, to the greatest degree consistent with efficiency of the operation and safety of Employees, fill such vacancy by assigning thereto the Employee whose continuous service or progression chart standing entitles him to the next consideration for promotion to such job. Any time spent in filling such temporary vacancy of 5 days or less shall not be used to the detriment of himself or of other Employees when making a selection to fill a permanent vacancy.


SECTION 7 - DISTRIBUTION OF WORK

     In the event a decrease of work, other than decreases which may occur from day to day, results in the reduction to an average of 32 hours per week for the Employees in the seniority unit and a further decrease of work appears imminent, which in the Company's judgment may continue for an extended period and will necessitate a decrease of force or a reduction in hours worked for such Employees below an average of 32 hours per week, the Management of the plant and the Grievance Committee will confer in an attempt to agree as to whether a decrease of force shall be effected in accordance with this Article Ten or the available hours of work shall be distributed as equally among such Employees as is practicable with due regard for the particular skills and abilities required to perform the available work. In the event of disagreement, Management shall not divide the work on a basis of less than 32 hours per week.

SECTION 8 - FILLING OF VACANCIES

A. When a vacancy (other than a temporary vacancy) develops, or is expected to develop, in the promotional line in any seniority unit, Management shall, to the greatest degree practicable, post notice of such vacancy or expected vacancy, or job assignments where such is the present practice, for such period of time, in such manner, and at such places as may be appropriate at the plant.

B. Employees in the seniority unit who wish to apply for such vacancy or expected vacancy may do so in writing in accordance with rules developed by Management at the plant.

C. (1) A permanent vacancy on an entry level job in department-wide competition shall be brought to the notice of all Employees within the department in accordance with administrative rules presently in effect or as may be mutually changed by Plant Management and the Chairman and Secretary of the Grievance Committee. Where necessary such notice shall be posted and, in any event, the rules developed shall insure complete and adequate notice to all affected Employees of (a) the vacancies and, subsequently, (b) the Employees selected, including their plant continuous service dates.

     (2) A permanent vacancy on an entry level job in plant-wide competition shall be posted on a plant-wide basis in accordance with administrative rules presently in effect or as may be mutually changed by Plant Management and the Chairman and Secretary of the Grievance Committee, as to location of posting, duration of posting period, method of bidding, period for selection, notice of selection, and method or procedure for contesting a selection. Such rules shall require that (a) the notice of vacancy posted shall indicate the department, job title, job class, estimated number of Employees needed, date of posting, and the time and location where bids can be filed for the vacancy involved, (b) the bids shall be in writing, and
          (c) the subsequent notice of the prevailing bidders shall indicate their plant continuous service dates.

     (3) A permanent vacancy may be filled by temporary assignments in accordance with applicable seniority agreements until such time as the prevailing bidder is selected and assigned.

D. Management shall, if in its judgment there are applicants qualified for such vacancy or expected vacancy, fill same from among such applicants in accordance with the provisions of Sections 1 and 2 of this Article Ten.

E. The term "entry level job" refers to the job or jobs in a seniority unit or line of promotion in which permanent vacancies remain after all Employees with incumbency status in such unit or line have exercised their promotional and other seniority rights.


SECTION 9 - UNION OFFICERS

     When Management decides that the work force in any seniority unit in the plant is to be reduced, the member of the plant Grievance Committee, if any, in that unit shall, if the reduction in force continues to the point at which he would otherwise be laid off, be retained at work and for such hours per week as may be scheduled in the work area in which he is employed, provided he can perform the work of the job to which he must be demoted. The intent of this provision is to retain in active employment the plant grievance committeemen for the purpose of continuity in the administration of the labor agreement in the interest of Employees so long as a work force is at work; provided that no grievance committeeman shall be retained in employment unless work which he can perform is available to him in the designated work area which he represents. The Local Union shall designate and advise the Company of such area of representation.

     This provision shall apply also to the Employees who hold the office of Unit Chair, President and Vice President in the Local Union in which the Employees of the plant are members.


SECTION 10 - LEAVES FOR UNION BUSINESS

     Leaves of absence for the purpose of accepting positions with the International or Local Union shall be available to a reasonable number of Employees. Adequate notice of intent to apply for leave shall be afforded local Plant Management to enable proper provision to be made to fill the job to be vacated.

     Leaves of absence for the purpose of accepting other than temporary positions with the International Union shall be for a period not in excess of 2 years. Leaves of absence may be extended for an additional period equal to (i) 3 years, or (ii) the excess, if any, of an Employee's length of continuous service at commencement of the leave of absence over 2 years, whichever is less; provided, however, that any accumulation of continuous service in excess of 2 years from the commencement of the leave of absence shall be counted only for purposes of this Article Ten - Seniority - of this Agreement, including local agreements thereunder, and shall not be counted for any other purpose under this or any other agreement between the Company and the International Union.

     Leaves of absence for the purpose of accepting a temporary position with the International Union shall be for a period of 6 months and the accumulated periods of such temporary absences shall be considered for purposes of determining the maximum leave of absence available to an Employee as set forth above; provided, however, in no event shall an Employee be entitled to more than 2 years of cumulative leaves of temporary absence.

     Leaves of absence for the purpose of accepting an elective office with the Local Union shall be for a period not in excess of 3 years and may be renewed for further periods of 3 years each.

SECTION 11 - CONTINUOUS SERVICE LISTS

     The Company shall make available to the Local Union lists showing the relative continuous service of each Employee in each seniority unit. Such lists shall be revised by the Company from time to time, as necessary, but at least every 6 months, to keep them reasonably up to date. Except as provided in
Section 3 of this Article Ten, the seniority rights of individual Employees shall in no way be prejudiced by errors, inaccuracies, or omissions in such lists.

SECTION 12 - SENIORITY POOLS

A.   Purpose

     The purpose of this Section 12 is to increase intra-plant job security for longer service Employees. The application of seniority provisions other than those established under this Section 12 to jobs in a seniority unit shall not be affected by the inclusion of such jobs in the pool except to the extent necessary to comply with the provisions of this Section 12.

B.   Establishment of Seniority Pools

     It is the objective of the parties that there shall be at the plant the minimum number of seniority pools as described below consistent with the efficient operation of the plant. As a minimum, the agreed-upon area covering a single seniority pool in each case shall be as broad as practicable and in no event shall be less than a major operating unit such as Blast Furnace, Coke Plant, Open Hearth, etc.; however, rolling facilities need not necessarily be considered as one unit but shall nevertheless be as broad as practicable. For this plant the area shall be as broad as practicable but shall in no event be less than a substantial portion of the plant.

     Each seniority pool within an agreed-upon area as established or revised pursuant to the above objectives shall be regarded as being a single seniority pool for the purposes of layoff and recall. Each such pool shall be made up of all jobs in Job Classes 1, 2, and 3, and such jobs in Job Class 4 or higher as shall be agreed upon by the local parties. The number of jobs in Job Class 4 or higher to be included in the pool shall be no less than the total number of Job Class 4 jobs in the agreed-upon area. The job opportunities provided by the jobs in Job Class 4 or higher included in the pool as of the pay period including the 90th day after the effective date of this Agreement shall be approximately equivalent to the job opportunities provided by all Job Class 4 jobs in the agreed-upon area as of such date. If a particular job required to be included in the pool by the foregoing provisions is inappropriate for inclusion in the pool, the local parties may agree to remove it from the pool provided that another suitable job (or jobs) is concurrently added to the pool which does not reduce significantly the number of job opportunities provided by the job which was removed from the pool. The jobs in the pool shall also be included in appropriate seniority units for the application of seniority provisions other than those included in this Section 12.

C.   Operation of a Seniority Pool

     An Employee who, at the time he is or otherwise would be laid off, has 2 or more years of plant continuous service shall be assigned to a job for which he is qualified in his seniority pool, if a job in his seniority pool is held by an Employee having less plant continuous service; provided, however, that Management shall not be required to assign him to any such job before the expiration of 30 days (or such shorter period as may have been heretofore agreed upon by the local parties) after the date of his layoff. In filling other than temporary vacancies in jobs in any seniority pool, Management will recall Employees laid off from the seniority units covered by the pool in the order of their plant continuous service; however, the Employee must be qualified to perform the job. Where practicable, however, Management will make a reasonable effort to assign, on the basis of plant continuous service, an Employee laid off from his seniority unit to a pool job he prefers which is not held by an Employee of that unit. However, Management shall have the right to the extent necessary, to designate the specific job in any pool to which an Employee shall be assigned (and to change such assignments) in order to provide jobs for longer service Employees who would otherwise be unable to qualify for an available job in the pool. In order to maintain efficiency, Management need not assign laid-off Employees to a job in any operating or service unit where such assignment would result in less than the required minimum of experienced Employees in such unit. The local parties may by agreement determine whether there are circumstances under which an Employee need not accept a pool job.

D.   Operation of Multiple Seniority Pools

     If there is established more than one agreed-upon area as defined in Subsection B above, the following shall apply; in the event of a permanent shutdown as defined in Article Fourteen - Severance Allowance - or layoff of one or more Employees for a period which extends for 6 months or more or which the parties believe will extend for such a period, an Employee affected who has 2 or more years of plant continuous service at time of layoff shall be given the right to a job in any seniority pool in the plant if a job in that pool is held by an Employee with less plant service provided he is qualified to perform the job. Such assignments to jobs shall be subject to the same rules as apply in Subsection C above. An Employee who has been assigned to a job in a different seniority pool under this provision and who has been subsequently laid off from that pool shall have recall rights to that pool until he is recalled to a job in the agreed-upon area from which he was originally laid off; provided, however, that such recall rights shall be limited to his own pool and the last pool from which he was laid off; and provided, further, that the Company shall not be required under this Subsection D to displace a shorter service Employee with such laid-off Employee before the expiration of 30 days after the date of any such layoff.

E.   Retention Rights

     An Employee assigned under any pool arrangement to a seniority unit for purposes of retention shall have no seniority rights for promotional purposes in that unit, except in competition with an Employee in such unit who has been employed less than 31 days prior to the retained Employee's assignment in that seniority unit.

F.   Miscellaneous

     (1) Employees shall be recalled directly to jobs in their seniority units or promotional sequences above the seniority pool, if that is in accord with applicable seniority practices or agreements.

     (2) If the Company recalls the wrong Employee from a layoff to a job in a pool, it will not be liable for any retroactive pay to the Employee who should have been recalled with respect to any period prior to 4 days or the beginning of the workweek, whichever is later, after receipt by the Company of specific written notice by him (on a form to be provided therefor) of its alleged error.

     (3) If the local parties deem it helpful in facilitating the assignment of Employees in the pool, they are empowered to agree in writing that schedule changes arising from movements of Employees into, within or out of the seniority pools in accordance with the provisions of this
          Section 12 shall be deemed not to be, even though it otherwise would be, a violation of the provisions relating to schedule changes and shall not provide a basis for a claim for sixth or seventh day overtime compensation or reporting allowance.

SECTION 13 - MANNING OF NEW FACILITIES

A. In the manning of jobs on new facilities in the plant, the jobs shall be filled by qualified Employees who apply for such jobs in the order of length of plant continuous service from the following categories in the following order but subject to the other provisions of this Section 13:

     (1) Employees displaced from any facility being replaced in the plant by the new facilities;

     (2) Employees being displaced as the result of the installation of the new facilities;

      (3)Employees presently employed on like facilities in the plant;

     (4)  Employees presently on layoff from like facilities in the plant;

     (5) Employees in the plant with 2 or more years of plant continuous service, provided that if sufficient qualified applicants from this source are not available, Management shall fill the remaining vacancies as it deems appropriate.

B. The local parties shall meet to seek agreement on the standards to be used to determine the qualifications entitling Employees otherwise eligible to be assigned to the jobs in question. It shall be the objective of such meetings to reach agreements on manning which reflect the parties' mutual intent to facilitate efficient manning and preserve job security for longer service Employees.

C. Should the local parties fail to agree on the standards for determining qualifications, an applicant otherwise eligible shall have:

     (1)  The necessary qualifications for performing the job.

     (2) The ability to absorb such training for the job as is to be offered as is necessary to enable the Employee to perform the job satisfactorily.

     (3) The necessary qualifications to progress in the promotional sequence involved to the next higher job to the extent that Management needs Employees for such progression. In determining the necessary qualifications to advance in the promotional sequence involved, the normal experience acquired by Employees in such sequence shall be taken into consideration. However, it is recognized that Management can require that a sufficient number of occupants of each job in a promotional sequence be available to assure an adequate number of qualified replacements for the next higher job.

D. An applicant who is disqualified under Subsection C above shall have the right to apply for another job for which he believes he can qualify.

E. When new facilities are to be manned pursuant to this Section 13, the local parties shall meet and may establish, in appropriate circumstances, rules for allowing an Employee not placed initially a second opportunity to elect transfer to the new facility consistent with its efficient operation. In establishing such rules, the local parties shall consider matters such as:

     (1) The job level in the promotional sequence in the new unit up to which an Employee will be allowed a second opportunity to elect transfer.

     (2) The date on which the second opportunity must be exercised following start-up of the new facility, but not more than 3 years thereafter. (In determining such date, the parties shall give due consideration to possible Management abandonment of the old facility or an extended period of its nonuse).

     In lieu of or in addition to the foregoing, the local parties may develop a method for filling permanent vacancies in the new facility between the time of initial manning and the final election to transfer.

F. Should Management deem it necessary to assign an Employee to his regular job on the old facility in order to continue its efficient operation, it may do so on the basis of establishing such Employee on the new job and temporarily assigning him to his former job until a suitable replacement can be trained for the job or its performance is no longer required. In such event, such Employee shall be entitled to earnings not less than what he would have made had he been working on the job on which he has been established.

G. Where new facilities replace facilities of more than one plant in the same general locality, appropriate representatives of the Company and the International Union shall meet in conjunction with the local parties for the purpose of seeking an agreement on manning consistent with the parties' mutual intent to facilitate efficient manning and preserve job security for longer service Employees. In such situations, Company service may be considered in addition to plant service.

SECTION 14 -    PERMANENT VACANCIES
                AND TRANSFER RIGHTS

     Permanent transfers shall not be made through the operation of the pool procedures. An Employee who is assigned under a pool arrangement to a unit for purposes of retention shall not be able to effectuate a permanent transfer to that unit by refusing a recall to his home unit. (However, nothing contained herein shall preclude such an Employee from effectuating a permanent transfer by bidding for a permanent vacancy in such a unit or any other unit. Moreover, nothing contained herein shall affect the rights of such Employees under a permanent shutdown situation). In addition such a retained Employee shall have only such promotional rights in the unit to which he is assigned for retention purposes as are provided for by Subsection E of Section 12 of this Article Ten.

(a) Subject to the exception provided by Paragraph (c) below for entry into trades and crafts, a three-step procedure for filling permanent vacancies shall be retained as presently agreed to. A permanent vacancy shall be filled from within the first step of competition (whether it be unit, line of progression, etc.). Each succeeding vacancy shall be filled in the same manner, and the resulting vacancy in the entry level job shall thereafter be filled on a departmental basis (the second step of competition) by Employees with at least six months of plant service on the date the vacancy is posted or such lesser period as has been mutually agreed to by the local parties. Resulting entry level departmental vacancies shall be filled on a plant-wide basis (the third step of competition) by Employees with at least six months of plant service on the date the vacancy is posted or such lesser period as has been mutually agreed to by the local parties.

(b) However, where operating circumstances so warrant (such as size, geography, job relationships, physical proximity, safety, and other appropriate factors), a two-step procedure for filling permanent vacancies shall be retained as presently agreed to. Under a two-step procedure, a permanent vacancy shall be filled from within the first step of competition (whether it be unit, line of progression, department, etc.). Each succeeding vacancy shall be filled in the same manner, and the resulting vacancy in the entry level job shall thereafter be filled on a plant-wide basis by Employees with at least six months of plant service on the date the vacancy is posted or such lesser period as has been mutually agreed to by the local parties.

(c) As an exception to the procedures for filling vacancies provided for by Paragraph (a) above, all permanent vacancies in apprenticeships and in entry level jobs in lines of promotion containing occupations which in fact lead to craft jobs shall be filled on a plant-wide basis from among qualified bidding Employees. Similarly, permanent vacancies in craft jobs which are not filled by the promotion or assignment of apprenticeship graduates, or by the promotion of an Employee from a non-craft job in a line of promotion leading to a craft job, or by the transfer of a craft Employee from one unit to another within the same trade or craft shall be filled on a plant-wide basis from among qualified bidding Employees. An
     Employee shall not be disqualified for bidding on any such vacancy by reason of any minimum length of service requirement. Should Management deem it necessary to retain an Employee on his former job in order to continue efficient operation, it may do so on the basis of establishing such Employee on the new job and temporarily assigning him to his former job until a suitable replacement can be trained for the job or its performance is no longer required. In such event, such Employee shall be entitled to earnings not less than what he would have made had he been working on the new job on which he has been established and, where applicable, shall be paid as though such hours were credited to any apprenticeship.

(d) Vacancies shall be made available in accordance with the seniority factors set forth in Section 1 of this Article Ten subject to the following:

     (1)  An Employee must be qualified to perform the job.

     (2) With respect to entry level jobs classified at Job Class 5 and below that are filled on a departmental or plant-wide basis, such jobs shall be filled from among qualified bidding Employees in order of length of plant continuous service, subject, however, to Subparagraph (3) below.

     (3) With respect to jobs in promotional sequences leading to trade or craft or special-purpose maintenance jobs or to highly skilled operating or technical jobs, Management may require an Employee to have the necessary qualifications to progress in the promotional sequence involved to the next higher job to the extent that Management needs Employees for such progression. In determining the necessary qualifications to advance in the promotional sequence involved, the normal experience acquired by Employees in such sequence shall be taken into consideration. However, it is recognized that Management can require that a sufficient number of occupants of each job in a promotional sequence be available to assure an adequate number of qualified replacements for the next higher job.

(e) If an Employee accepts transfer under this Section 14, his continuous service in the unit from which he transfers will be cancelled 30 days after such transfer; provided, however, that during such 30-day period such Employee may voluntarily return to the unit from which he transferred or Management may return him to that unit because he cannot fulfill the requirements of the job. In the event an Employee accepts transfer under this Section 14, he may not again apply for transfer during the period of 6 months after such transfer. In the event an Employee refuses a transfer under this Section 14 after applying therefor or voluntarily returns to the unit from which he transferred, he may not again apply for transfer to such unit during the period of 6 months after such event.

(f) Where a job sequence or line of progression includes jobs in the pool, such pool jobs in that job sequence or line of progression shall be considered as a single job in filling permanent vacancies above the pool.

SECTION 15 - VETERAN LIMITATION

     All of the provisions of this Article Ten are subject to, and limited by, the rights of Employees returning from military service of the United States with statutory reemployment rights and Article Thirteen - Employees in military service - of this Agreement.


                         ARTICLE ELEVEN - ADJUSTMENT OF
                            COMPLAINTS AND GRIEVANCES

SECTION 1 -    PURPOSE AND DEFINITIONS

A. The purpose of this Article is (1) to provide opportunity for discussion of any complaint and (2) to establish procedures for the processing and settlement of complaints or grievances as defined in Subsection B of this Section.

     All complaints and grievances shall be handled and disposed of solely in accordance with the procedures prescribed in this Agreement.

B. (1) "Grievance," as used in this Agreement, is limited to a complaint of an Employee which involves the interpretation or application of, or compliance with, the provisions of this Agreement.

     (2) "Day", as used in Section 2, Subsection A, of this Article Eleven, shall mean calendar day, but shall not include any Saturday, Sunday, or holiday unless otherwise indicated herein.

     (3) "Complaint" as used in this Agreement, shall be interpreted to mean a request or complaint.

SECTION 2 -    COMPLAINT AND
         GRIEVANCE PROCEDURE

A.   Processing of Complaints and Grievances

     STEP 1 (ORAL). Any Employee who believes that he has a justifiable complaint shall discuss the complaint with his Foreman as promptly as possible after the date of the facts or events upon which such alleged complaint is based shall have existed or occurred. The Foreman shall have initial responsibility for resolving the complaint, with or without the Union representative for his plant area being present, as the Employee may elect, in an attempt to resolve same. However, any such Employee may instead, if he so desires, report the matter directly to his Union representative and in such event the Union representative, if he believes the complaint merits discussion, shall take it up with the Employee's Foreman in a sincere effort to resolve the problem. The Employee involved shall be present in such discussion unless otherwise agreed by the Foreman and the Union representative.

     If the Foreman and the Union representative, after full discussion in a meeting, feel the need for aid in arriving at a solution, they may by agreement invite such additional Company or Union representatives or witnesses from the plant as may be necessary and available to participate in further discussion at a mutually convenient time. Such additional participants shall not relieve the Foreman and the Union representative from responsibility for solving the complaint. The Foreman shall have authority to resolve the complaint. The Union representative shall have authority to settle, withdraw, or refer the complaint as provided below.

     If the complaint concerns only the individual or individuals involved, and its resolution will have no effect upon the rights of other Employees, the individual or individuals involved may effectively request that the matter be dropped. If no such request is made, the Union representative shall have authority to resolve, withdraw, or refer the complaint as provided below.

     The foregoing procedure of direct communication and discussion should result in a full disclosure of facts and a fair and speedy resolution of most of the complaints arising our of day-to-day operations of the plant. The resolution of a complaint in Step 1 shall be without prejudice to the position of either party.

     Whenever the Union representative concludes that further discussion of the complaint cannot contribute to its resolution the Foreman shall be so notified. Upon such notice the Foreman shall have not more than 3 days to give his oral response to the complaint.

     If a complaint is not resolved in Step 1, the Foreman and the Union representative may refer it to Step 2 by jointly completing within 3 days of the Foreman's oral response an Employee Complaint Appeal Form which shall include, among other items, the signatures of the Union representative and the Employee and the date signed. Upon completion of such form, the parties shall sign and date the form and two copies of the completed form shall be returned to the Union representative.

     STEP 2 (WRITTEN). A complaint received in Step 2 shall be discussed in an attempt to settle the complaint at a mutually convenient time between the Grievance Committee along with the Local Union President (if he so desires) and the Plant Superintendent or his representative but not later than 7 days from the referral from Step 1. The Chairman of the Grievance Committee and the Plant Superintendent or his representative (who has thorough knowledge of the complaint and authority to make a settlement) shall be responsible for conducting the Step 2 hearing.

     Other Step 2 participants shall include, unless otherwise agreed, the involved Grievance Committeeman, Employee and Foreman, and, by agreement, other Employees who may be called as witnesses. Such additional participants shall not relieve the Chairman of the Grievance Committee and the Plant Superintendent or his representative from responsibility for resolving the complaint. The Plant Superintendent or his representative shall have the authority to resolve the complaint. The Chairman of the Grievance Committee shall have the authority to resolve or withdraw the complaint.

     Whenever either party concludes that the discussion of the complaint in Step 2 cannot contribute to its settlement, not later than 10 days from the date of referral to Step 2, the other party shall be so notified. Upon such notice the Plant Superintendent or his representative shall give his oral response to the complaint. The resolution of a complaint in Step 2 shall be without prejudice to the position of either party. If the complaint is settled in Step 2, the Employee Complaint Appeal Form shall be so noted by the signature of the Step 2 representatives and the date thereof.

     If the complaint is not settled in Step 2, in order to be otherwise eligible for appeal to Step 3 as a grievance, minutes of the Step 2 discussion shall be developed as provided below. In the interest of settling grievances at plant level, the facts and positions relied on by each party shall be fully set forth.

     Minutes of all Step 2 grievance meetings shall be prepared by the Company representative, within 7 days of the Company Step 2 oral response, jointly signed by him and the Chairman or Secretary of the Grievance Committee. If the Chairman or Secretary of the Grievance Committee shall disagree with the accuracy of the minutes as prepared by the Company, he shall set forth and sign his reasons for such disagreement and the minutes, except for such disagreement, shall be regarded as agreed to. Minutes shall be typed and shall conform essentially to the following outline:

     (a)  Date and place of meeting.

     (b)  Names and positions of those present.

     (c)  Identifying  number  and  description  of  each  grievance   discussed
          (suitable identifying and numbering systems for grievances shall be adopted by mutual agreement in the plant).

     (d) Background information and facts.

     (e) Statement of Union position. Any contract provisions cited at this step and reasons therefore precedential grievances and/or awards of the arbitrator cited, supporting evidence and arguments. To insure accuracy, this may be submitted by the Union in writing.

     (f) Statement of Management position. Full response to all claims, points of evidence, testimony and arguments presented by the Union. Management testimony and evidence, including precedential grievances and/or awards of the arbitrator.

     (g) Summary of the discussion

     (h)  Decision reached.

     (i)  Statement as to whether decision accepted or rejected.

     Compliance with the foregoing outline shall be required only to the extent that such information is not already a part of the written grievance record.

     If Management's decision in Step 2 is not appealed to Step 3 within the prescribed time limit, the grievance shall be considered settled on the basis of such decision and shall not be eligible for further appeal. In exceptional cases, however, where the Union can satisfactorily demonstrate that the failure of the Union representative charged with the responsibility for such appeal was caused by conditions justifiable under the circumstances and does, in fact, appeal within 10 days from the date of the default, the appeal shall be accepted as though it had been timely. The Company's liability for any retroactive payments resulting from the application of the preceding sentence shall exclude the period of the delay in the appeal.

     STEP 3 (WRITTEN). In order for a grievance to be considered further, written notice of appeal shall be served within 14 days after receipt of the Step 2 minutes by the representative of the International Union, certified to Management in writing, upon the Manager of Labor Relations. Such notice shall state the grievance identifying number and be signed and dated by such representative.

     No  Employee  grievances  shall be  permitted  to  progress  into this Step
     without  review  by  the  Union's  District   Director  or  his  designated
     representative.

     A Grievance which has been received in Step 3 shall be discussed at the earliest date of mutual convenience following receipt of the notice of appeal, but no more than 60 days thereafter.

     Step 3 meetings shall not be postponed except in unusual circumstances. Any party requesting a postponement shall do so in writing, giving the reason therefor and stating that the meeting shall take place at a prompt later date. A copy of the written postponement request shall be included with the grievance statistics currently provided to the International Union on a quarterly basis.

     The parties' Step 3 representatives may remand the written grievance record (as certified from the previous Step) to Step 2 when they agree that such record was not adequately developed in circumstances where it should have been. In such a case, the plant parties shall have 20 days to amend the record, whereupon it shall be returned to Step 3 if remand did not result in settlement.

     Grievances discussed in a Step 3 meeting shall be answered in writing by the representative of the Company within 14 days after the date of such meeting unless a different date for disposition is agreed upon. Such written answer shall contain a concise summary of each representative's contractual analysis of the issues presented by the grievance, the Company's answer, and shall form a part of the written grievance record. Any amendments by the Step 3 representative of the Union to the written answer of the Company shall be specifically incorporated in the written answer.

     The Step 3 meeting shall be limited to the Step 3 representative of the Company and the representative of the International Union, unless otherwise mutually agreed upon in advance of the meeting. Either party may call witnesses whose attendance shall be restricted to the time required for their testimony.

     The Company's Step 3 representative shall have authority to settle the grievance. The representative of the International Union shall have authority to settle or withdraw the grievance, or appeal the grievance to arbitration.

     Meetings which shall be required under this Step 3 shall be held at a mutually agreed-to location.

     If the decision in Step 3 is not properly appealed to Step 4 as provided below, the grievance shall be considered settled on the basis of such decision and shall not be eligible for further appeal.

     STEP 4 (WRITTEN). Except as otherwise expressly provided in this Agreement, grievances not satisfactorily settled in Step 3 may be appealed by the Step 3 representative of the Union to arbitration by giving notice in writing to the Company within 20 days after the Step 3 written answer is given to such Step 3 representative.

     The decision of the arbitrator will be restricted to whether there is a violation of the Agreement as set forth in the Step 3 written answer. If such a violation is found, the arbitrator shall specify the remedy in accordance with the terms of the Agreement.

     The decision of the arbitrator on any issue properly before him shall be final and binding upon the Company, the Union, and all Employees concerned therein. The arbitrator shall have jurisdiction and authority only to interpret and apply the provisions of this Agreement. He shall not have jurisdiction or authority to add to, detract from, or alter in any way the provisions of this Agreement.

     The arbitrator shall also have jurisdiction and authority only to interpret, apply or determine compliance with respect to the Health Care and Disability Plans between the parties in order to dispose of grievances properly arising under Article Seventeen - Insurance Grievances - of this Agreement. The arbitrator shall not have jurisdiction or authority to add to, detract from, or alter in any way the provisions of the above mentioned Plans.

     The compensation of the arbitrator for his services hereunder and the expenses in connection therewith shall be shared equally by the Company and the Union.

     Except as in this Agreement otherwise expressly provided, an award of the arbitrator in respect to any grievance which shall be so submitted to him shall not in any case be made retroactive to a date prior to the date on which such grievance shall have been first presented in writing in Step 2 of the complaint and grievance procedure; or, in the case of a grievance presented in Step 1 the date of such presentation but in no event earlier than 5 days prior to the date the Employee Complaint Appeal Form was first received in Step 1. An award of the arbitrator in respect to any grievance in respect to rates of pay including any applicable Special Hourly Additive (except as otherwise expressly provided in Article Five - Wages), overtime compensation, reporting allowance, shift differentials, Sunday premiums, discipline, seniority, holidays, and vacations may be made retroactive to the date of the occurrence or nonoccurrence of the event upon which the grievance is based.

     Awards of the arbitrator involving the payment of monies for a retroactive period shall be implemented promptly by the parties in accordance with Subsection B (17) of this Section 2.

B.   General Provisions

(1) Except as otherwise expressly provided in this Agreement there shall be no right or remedy in respect to any complaint or grievance which shall not have been presented in Step 1 as determined by the Foreman's receipt of the Employee Complaint Appeal Form, or presented in Step 2 as determined by the Plant Superintendent's receipt of the Employee Complaint Appeal Form within 30 calendar days after the date on which the facts or events upon which such alleged complaint or grievance is based shall have existed or occurred; provided, however, that a complaint or grievance regarding seniority, based upon the occurrence or nonoccurrence of the event during his absence, may be presented within 30 calendar days after his return to work by an Employee absent from work because of layoff or sickness; provided, further, that the effective date for adjustment of such complaint or grievance in no event shall be earlier than 30 days prior to the date on which the complaint or grievance was received in writing in the appropriate step.

(2) Complaints or grievances shall be considered initially in the following steps of the complaint and grievance procedure depending upon the subject matter of the alleged complaint or grievance.

     (a)  Complaints  which  allege  violations   directly  affecting  only  the
          Employees working under a particular Foreman shall be discussed in Step 1.

     (b)  Complaints  which  allege  violations   directly  affecting  Employees
          working under a particular department supervisor but under more than one Foreman shall be filed initially in Step 2.

     (c) Grievances which allege violations directly affecting Employees working under more than one department supervisor shall be filed initially in Step 2 and if not resolved after discussion, the Step 2 representatives shall develop the written record.

(3) Complaints or grievances which are not initiated in the proper step of the complaint and grievance procedure shall be referred to the proper step for discussion and answer by the Company and Union representatives designated to handle complaints or grievances in such step.

(4) Complaints or grievances initiated in Step 2 of the complaint and grievance procedure shall specify the group of Employees affected and be signed by a representative number of such group and by the Chairman of the Grievance Committee.

     A grievance form which is not properly filled out shall be returned to the Chairman of the Grievance Committee who shall be entitled to present the grievance properly filled out within 7 days from the date the grievance was returned.

(5) At all steps in the complaint and grievance procedure, the grievant and the Union representatives shall materially expedite the solution to the complaint or grievance by disclosing to the Company representatives a full and detailed statement of the facts relied upon, the remedy sought, and the provision of the Agreement relied upon. In the same manner, Company representatives shall disclose all the pertinent facts relied upon by the Company.

(6) If the Company's discussion or answer to a complaint or a grievance is not given within the prescribed time requirements in any step, the Union after notifying the Company may refer or appeal to the next step.

(7) If the decision of the Company representative in any step of the complaint and grievance procedure with respect to a complaint or grievance shall not be appealed to the next step within the time specified for such appeal, such complaint or grievance shall be considered settled on the basis of the decision made by the Company representative, and the Employee or Employees covered by such complaint or grievance shall not have any further right or remedy with respect to any claim or matter covered by such complaint or grievance.

(8) If this Agreement is violated by the occurrence of a strike, picketing, work stoppage, or interruption or impeding of work at the plant or subdivision thereof, no grievances shall be discussed or processed in the Step 2 level or above while such violation continues. Furthermore, under no circumstances shall any complaint or grievance or other dispute concerning Employees engaged in the violation be discussed or processed by Management in any step of the complaint and grievance procedure or otherwise while such violation continues, but this provision shall not waive compliance with the time limits for initiating or filing complaints or grievances or appeals from decisions thereon.

(9) The procedural steps for the settlement of complaints or grievances set forth in this Section 2 shall constitute a general standard which may be modified by agreement in writing between Management and the Union, if, in the interest of prompt and orderly settlement of complaints or grievances, it shall be deemed advisable that such procedural steps be so modified.

(10) In order to avoid the necessity of initiating multiple complaints or grievances on the same subject or event or concerning the same alleged contract violation occurring on the same or successive occasions, a single complaint or grievance may be processed and the facts of alleged additional violations may be presented in the appropriate step on special forms supplied by the Company for this purpose and signed by each claimant. The time limits applicable to the initiating of complaints or grievances shall apply to all such additional claims. When the original complaint or grievance is resolved in the complaint and grievance or arbitration procedure, the parties resolving such complaint or grievance (the Step 3 representatives if resolved by arbitration) shall review such pending claims in the light of the disposition of the original complaint or grievance in an effort to dispose of them. If any of such claims are not settled within 15 calendar days following the disposition of such original complaint or grievance, each claim shall be considered as a complaint or grievance and thereafter processed in accordance with the applicable procedure and applicable time limitations contained herein.

(11) In case a complaint involves a large group of Employees, a reasonable number may participate in the discussion in Step 1 and Step 2.

(12) The settlement of any complaint or grievance in any step of the complaint and grievance procedure, except arbitration and the step next preceding arbitration, shall not constitute a precedent as to the meaning or proper application of any provision of this Agreement and shall not be relied on or referred to by the Company or the Union in the arbitration of any other grievance under this Agreement.

(13) Notwithstanding the procedure herein provided, any grievance may be submitted to the arbitrator at any time by agreement of the parties to this Agreement.

(14) In addition to instances and provisions set forth in this Agreement whereby Union representatives may process complaints or grievances, notwithstanding the definition of the term "grievance" in Section 1 of this Article Eleven, the complaint and grievance procedure may also be utilized by the Union in processing complaints or grievances which allege a violation of the contractual obligations of the Company to the Union as such. In processing such complaints or grievances, the Union shall observe the specified time limits in appealing and the Company shall observe the specified time limits in answering. In the event an Employee dies, the Union may process on behalf of his legal heirs any claim he would have had relating to any monies due under any provision of this Agreement.

(15) The Chairman of the Grievance Committee may file grievances in writing, if he believes this to be necessary, concerning alleged violations of Section 3 of Article One - Purpose and Scope, Section 4 of Article Three - Company and Union Activity, or Article Ten - Seniority, in conformity with the provisions of this Article Eleven.

(16) In the event of improper layoff or failure to recall an Employee in accordance with his seniority rights, in the absence of mutual agreement to an equitable lump sum payment, he shall be made whole for the period during which he is entitled to retroactivity in the same manner as set forth in
     Section 1 of Article Nine - Suspension and Discharge Cases - of this Agreement.

(17) In any settlement involving retroactive payments, the appropriate Union and Company representatives shall expeditiously determine the identity of the payees and the specific amount owed each payee. Payment shall be made promptly but, in any event, within 30 days after such determination. Such payments shall be indicated on the pay stub.

     In cases involving large numbers of Employees, or extended periods of retroactivity, in order to expedite payment, the parties shall, wherever possible, agree upon the identity of the payees and the specific procedures for determining the amounts owed or equitable approximations of such amounts. Management commits itself, following such agreement, to make payment at the earliest date in light of the procedures agreed upon and will, within two weeks following such agreement, notify the Grievance Committee of the date when such payment will be made.

(18) The Company agrees that it shall not subpoena or call as a witness in arbitration proceedings any Employee from the bargaining unit in the plant. The Union agrees that it shall not subpoena or call as a witness in such proceedings any non-bargaining unit employee.

SECTION 3 - ARBITRATION REVIEW

     If at any time during the term of this Agreement the President of the International Union and the Manager of Labor Relations of the Company agree that a problem requiring special attention has developed in the functioning of the arbitration procedure, an Arbitration Procedure Review Committee shall be established consisting of an agreed-upon number of persons appointed by each party. The Committee shall be authorized to review the functioning of the arbitration procedure, to make such recommendations as it deems proper with respect to the problem and to report its findings to such officials, but it shall not concern itself with any case which has been appealed to arbitration. The Committee shall be discontinued after it has completed its review and report.

SECTION 4 -    UNION GRIEVANCE
               REPRESENTATION

A. There shall be one Grievance Committee for the plant, which shall consist of not less than 3 Employees of the plant and not more than 10 such Employees, designated in writing by the Union, except that if a greater number of grievance committeemen were recognized under the immediately prior agreement between the parties, such greater number shall be the maximum for purposes of this Agreement.

B. Subject to the limitations contained in Subsection A of this Section 4, the number of grievance committeemen at the plant shall be mutually agreed upon between Management and the Union. The grievance committeemen shall be selected by the Union from the plant areas they are to represent; however, there shall be no more than one grievance committeeman selected from any one plant area. Plant areas, or grievance representation units, for the purposes of this Section 4 shall be determined by mutual agreement between Management and the Union, and existing plant areas, or grievance representation units, shall continue in effect unless Management and the Union otherwise agree.

C. A grievance committeeman will be permitted to visit departments, as provided in this Subsection C, at reasonable times for the purpose of transacting legitimate business as a grievance committeeman, including the presentation, investigation, hearing or settling of alleged complaints or grievances. If then at work, the grievance committeeman will be granted time off, without pay, for such purpose after obtaining permission (which shall not be unreasonably withheld) from his own department head or his designated representative and reasonable notice to the head of the department to be visited or his designated representative. If not at work, the grievance committeeman will be permitted to visit departments for the purpose as described above after reasonable notice to the head of the department to be visited or his designated representative.

D. Departmental Representatives may be designated by the Union at the plant to aid the Grievance Committee. The number of Union representative shall not exceed one for each 60 Employees in the plant.

E. The area in which each grievance committeeman and Departmental Representative shall function shall be determined by mutual agreement between Management and the Union. Departmental Representatives shall be Employees of the plant area which each represents.

SECTION 5 - ACCESS TO A PLANT

A. The District Director and the representative of the Union who customarily handles grievances from the plant in Step 3 shall have access to the plant, subject to established rules of the plant, at reasonable times to investigate grievances with which they are concerned.

B. The Local Union President will be permitted access to the plant at reasonable times when necessary to transact legitimate union business pertaining to the administration of the applicable agreements between the parties after notice to the Plant Superintendent or his designated representative. Should it become necessary for the Local Union President to visit other departments of the plant to transact such union business at a time when he is at work, he shall be granted such time off without pay as necessary for such purpose after release from duty (which shall not be unreasonably withheld) by his own department head or his designated representative and clearance from the Plant Superintendent or his designated representative.

SECTION 6 -    EXPEDITED ARBITRATION
               PROCEDURE

     Notwithstanding any other provision of this Agreement, the following expedited arbitration procedure is designated to provide prompt and efficient handling of routine grievances, including certain grievances concerning discipline as provided in Appendix H of this Agreement.

A. The expedited arbitration procedure shall be implemented in light of the circumstances existing in the plant, with due regard to the following:

     (1) In accordance with the understanding made by the staff representative of the Union designated pursuant to this Agreement and his Company counterpart, the local union and the local management shall appeal the grievance to an arbitrator under this expedited arbitration procedure by mutual agreement of the parties.

     (2) The appeal shall be made within 10 calendar days of receipt of the Step 2 minutes.

     (3) All grievances appealed to Step 3 of the grievance procedure shall be reviewed by each respective Step 3 representative, and within 10 days after receipt of appeal of such grievance either Step 3 representative may communicate with the other and then jointly determine whether such grievance does not warrant disposition in Step 3 but is rather appropriate for expedited arbitration and therefore agree to refer such grievance back to the Step 2 parties for review and disposition. Any grievance so referred back to the Step 2 parties and for which no agreement can be reached for disposing of the same, may then be appealed by the Chairman of the Grievance Committee to the expedited arbitration procedure. Such appeal shall be made within 15 days (excluding Saturdays, Sundays, and holidays) after the date the grievance is referred to Step 2. If the grievance is not so appealed to the expedited arbitration procedure, it shall be considered withdrawn.

     (4) As soon as it is determined that a grievance is to be processed under this procedure, the local parties shall notify the Administrative Secretary of the area panel. The appeal shall include the date, time and place for the hearing. Thereafter, the Rules of Procedure for Expedited Arbitration shall apply.

B. The hearing shall be conducted in accordance with the following: (1) The hearing shall be informal. (2) No briefs shall be filed or transcripts made. (3) There shall be no formal evidence rules. (4) Each party's case shall be presented by a previously designated local representative. (5) The arbitrator shall have the obligation of assuring that all necessary facts and considerations are brought before him by the representatives of the parties. In all respects, he shall assure that the hearing is a fair one.
     (6) If the arbitrator or the parties conclude at the hearing that the issues involved are of such complexity or significance as to require further consideration by the parties, the case shall be referred to Step 3 and it shall be processed as though appealed on such date.

C. The arbitrator shall issue a decision no later than 48 hours after conclusion of the hearing (excluding Saturdays, Sundays and holidays). His decision shall be based on the records developed by the parties before and at the hearing and shall include a brief written explanation of the basis for his conclusion. These decisions shall not be cited as a precedent in any discussion at any step of the complaint and grievance or arbitration procedure. The authority of the arbitrator shall be the same as that provided in Section 2 of this Article Eleven.

D. Any grievance appealed to this expedited arbitration procedure must be confined to issues which do not involve novel problems and which have limited contractual significance or complexity.

                                 ARTICLE TWELVE
                                SAFETY AND HEALTH

SECTION 1 - GENERAL PROVISIONS

     The Company shall make reasonable provisions for the safety and health of its Employees at the plant during the hours of their employment. The Company, the Union and the Employees recognize their obligations and/or rights under existing federal and state laws with respect to safety and health matters.

     Where devices which emit ionizing radiation are used, the Company will continue to maintain safety standards with respect to such devices not less rigid than those adopted from time to time by the Nuclear Regulatory Commission and will maintain procedures designed to safeguard Employees and will instruct them to safe working procedures involving such devices.

     Where the Company uses toxic materials, it shall inform the affected Employees what hazards, if any, are involved and what precautions shall be taken to insure the safety and health of the Employees. Upon the request of the Union Co-Chairman of the Joint Safety and Health Committee, the Company shall provide in writing requested information from material safety data sheets or their equivalent on toxic substances to which Employees are exposed in the work place; provided that when the information is considered proprietary, the Company shall so advise the Union Co-Chairman, and provide sufficient information for the Union to make further inquiry.

     The Company will continue its program of periodic inplant air sampling and noise testing under the direction of qualified personnel. Where the Union Co-Chairman of the Joint Safety and Health Committee alleges a significant on-the-job health hazard due to inplant air pollution or noise, the Company will also make such additional tests and investigations as are necessary and shall notify the Union Co-Chairman of the Joint Safety and Health Committee when such a test is to take place. A report based on such additional tests and investigations shall be reviewed and discussed with the Joint Safety and Health Committee. For such surveys conducted at the request of the Union Co-Chairman of the Joint Safety and Health Committee, a written summary of the sampling and testing results and the conclusions of the investigation shall be provided to the Joint Safety and Health Committee.

     The Company shall provide adequate first aid for all Employees during their working hours.

     An Employee, who, as a result of an industrial accident, is unable to return to his assigned job for the balance of the shift on which he was injured will be paid for any wages lost on that shift.

     Protective devices, wearing apparel, and other equipment necessary to properly protect Employees from injury shall be provided by the Company in accordance with practices now prevailing in the plant or as such practices may be improved from time to time by the Company. Goggles; gas masks; face shields; respirators; special purpose gloves; fireproof, waterproof or acid-proof protective clothing when necessary and required shall be provided by the Company without cost, except that the Company may assess a fair charge to cover loss or wilful destruction thereof by the Employees. Where any such equipment or clothing is now provided, the present practice concerning charge for loss or willful destruction by the Employee shall continue.

SECTION 2 - UNUSUAL CONDITIONS

     If an Employee shall believe that there exists an unsafe condition, changed from the normal hazards inherent in the operation, so that the Employee is in danger of injury, he shall notify his Foreman of such danger and of the facts thereof. Thereafter, unless there shall be a dispute between the Company and the Employee as to the existence of such unsafe condition, the Employee shall have the right, subject to reasonable steps for protecting other Employees and the equipment from injury, to be relieved from duty on the job in respect of which he has complained and to return to such job when such unsafe condition shall be remedied. The Management may, in its discretion, assign such Employee to other available work in the plant. If the existence of such alleged unsafe condition shall be disputed, the Chairman of the Grievance Committee of the Union in the plant and the Plant Superintendent in the plant, or his representative, shall immediately investigate such alleged unsafe condition and determine whether it exists. If they shall not agree and if the Chairman of the Grievance Committee is of the opinion that such alleged unsafe condition exists, the Employee shall have the right to present a grievance in writing in Step 2 of the complaint and grievance procedure set forth in Article Eleven - Adjustment of Complaints and Grievances - of this Agreement and thereafter to be relieved from duty on the job as stated above. Such grievance shall be presented without delay directly to an arbitrator under the provisions of Section 2 of Article Eleven - Adjustment of Complaints and Grievances - of this Agreement, who shall determine whether such Employee was justified in leaving the job because of the existence of such alleged unsafe condition.

     Should either Management or an arbitrator conclude that an unsafe condition within the meaning of this Section 2 existed and should the Employee not have been assigned to other available equal or higher rated work, he shall be paid for the earnings he otherwise would have received.

     It is recognized that emergency circumstances may exist, and the local parties are authorized to make mutually satisfactory arrangements for immediate arbitration to handle such situations in an expeditious manner.

SECTION 3 - JOINT SAFETY AND HEALTH
               COMMITTEE

A. A Joint Safety and Health Committee consisting of not less than 3 nor more than 10 Employees designated by the Union and an equal number of Management members, if Management so desires, designated by the Company shall be established in the plant. By mutual agreement the committee may be increased. The Union and the Company shall designate their respective Co-Chairman and shall certify to each other in writing such Co-Chairmen and committee members. The committee shall hold monthly meetings at times determined by the Co-Chairmen who may also agree to hold special meetings. Each Co-Chairman shall submit a proposed agenda to the other Co-Chairman at least 5 days prior to the monthly meeting. The Company Co-Chairman shall provide the Union Co-Chairman with minutes of the monthly meeting. Prior to such monthly meeting the Co-Chairmen or their designees shall engage in an inspection of mutually selected areas of the plant. At the conclusion of the inspection, a written report shall be prepared by the Company setting forth their findings. One copy of the report shall be furnished to the Union Co-Chairman. Time consumed on committee work by committee members designated by the Union shall not be considered hours worked to be compensated by the Company. The function of the committee shall be to advise with Plant Management concerning safety and health and to discuss legitimate safety and health matters, but not to handle complaints or grievances. In the discharge of its function, the committee shall; consider existing practices and rules relating to safety and health, formulate suggested changes in existing practices and rules, recommend adoption of new practices and rules, review proposed new safety and health programs developed by Management and review accident statistics, including OSHA Form 200, and trends and disabling injuries which have occurred in the plant and make appropriate recommendations.

     The Union Co-Chairman or his designee will be afforded time off without pay as may be required to visit departments at all reasonable times for the purpose of transacting the legitimate business of the committee, after notice to the head of the department to be visited or his designated representative and, if the committee member is then at work, permission (which shall not be unreasonably withheld) from his own department head or his designated representative. If the Union Co-Chairman or his designee is not at work, he shall be granted access to the plant at all reasonable times for the purpose of conducting the legitimate business of the committee after notice to the head of the department to be visited or his designated representative.

B. When the Company introduces new personal protective apparel or extends the use of protective apparel to new areas or issues new rules relating to the use of protective apparel, the matter will be discussed with the members of the Joint Safety and Health Committee in advance with the objective of increasing cooperation. Should differences result from such discussions, a grievance may be filed in Step 2 by the Chairman of the Grievance Committee within 30 days thereafter. In the event that the grievance progresses through the complaint and grievance procedure to arbitration, the arbitrator shall determine whether such rule or requirement is appropriate to achieve the objective set forth in Section 1 of this Article Twelve.

C. Advices of the Joint Safety and Health Committee, together with supporting suggestions, recommendations and reasons, shall be submitted to the Plant Superintendent or his representative for his consideration and for such action as he may consider consistent with the Company's responsibility to provide for the safety and health of its Employees during the hours of their employment and the mutual objective set forth in Section 1 of this Article Twelve.

D. In the event the Company requires an Employee to testify at the formal investigation into the causes of a disabling injury the Employee may arrange to have the Union Co-Chairman of the Joint Safety and Health Committee or the Union member of such committee designated by the Union Co-Chairman to act in his absence, present as an observer at the proceedings for the period of time required to take the Employee's testimony. The Union Co-Chairman will be furnished with a copy of such record as is made of the Employee's testimony. In addition, in the case of accidents which resulted in disabling injury or death or accidents which could have resulted in disabling injury or death and require a fact-finding investigation, the Company will, as soon as is practicable after such accident, notify the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co-Chairman to act in his absence, who shall have the right to visit the scene of the accident promptly upon such notification, if he so desires, accompanied by the Company Co-Chairman or his designated representative and the Company will add the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co-Chairman to act in his absence, to the notification list for such accidents. After making its investigation, the Company will supply to the Union Co-Chairman of the Joint Safety and Health Committee a statement of the nature of the injury, the circumstances of the accident, and any recommendations available at that time and will consider any recommendations he may wish to make regarding the report.

     In such cases, when requested by the Union Co-Chairman, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative will review the statement with the Union Co-Chairman. Also, in such cases, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative, when requested by the Union Co-Chairman, will visit the scene of the accident with the Union Co-Chairman or, in his absence, his designated substitute.

E. The Company will, from a single source at the Company headquarters level, provide the International Union Safety and Health Department with prompt notification of any accident resulting in a fatality to a union member. This notification shall be either oral or written and include the date of the fatality, the location of the fatality and, if known, the cause of the fatality. The Company will provide the International Union Safety and Health Department with a copy of the fatal accident report that is given to the Local Union Joint Safety and Health Committee when such report becomes available. Any necessary discussion or other communication on this date between the Company and the International Union will be with the individual designated to provide such information.

F. Once each year the Company will, from the same source described in E above, provide to the International Union Safety and Health Department the OSHA Form 200 Summary of Occupational Injuries and illnesses or its equivalent for the plant. Upon request and for specific locations where detailed information is necessary, the Company will, from the same source, provide a copy of the OSHA Form 200 Log of Occupational Injuries and illnesses or its equivalent.


SECTION 4

SECTION 5 - USE OF DISCIPLINARY RECORDS

     Written records of disciplinary action against the Employee involved for the violation of a safety rule but not involving a penalty of time off will not be used by the Company in an arbitration proceeding where such action occurred one or more years prior to the date of the event which is the subject of such arbitration.

     When an Employee has completed 36 consecutive months of work without discipline involving a penalty of time off for violation of a safety rule, prior disciplinary penalties for such offenses not exceeding 4 days' suspension shall not be used for further disciplinary action.

     When an unsafe practice report is made involving a violation of a safety procedure or rule by an Employee which does not involve discipline, a copy of that report will be given to the Employee.

SECTION 6 - ALCOHOLISM AND DRUG ABUSE

     Alcoholism and drug abuse are recognized by the parties to be treatable conditions. Without detracting from the existing rights and obligations of the parties recognized in the other provisions of this Agreement, the Company and the Union agree to cooperate at the plant level in encouraging Employees afflicted with alcoholism or drug abuse to undergo a coordinated program directed to the objective of their rehabilitation.

SECTION 7 - SAFETY AND HEALTH TRAINING

A. The Company recognizes the special need to provide appropriate safety and health training to all Employees. The Company presently has safety and health training that provides either the training described below or the basis for such training as it relates to the needs of the Company and its plant.

     Training programs shall recognize that there are different needs for safety and health training for newly hired Employees, Employees who are transferred or assigned to a new job and Employees who require periodic retraining. The Joint Safety and Health Committee may make recommendations on these and other safety education matters.

B. Newly hired Employees shall receive training in the general recognition of safety and health hazards, their statutory and basic labor contract rights and obligations and the purpose and function of the Company's Safety, Health and Medical Departments, the Joint Safety and Health Committee and the International Union Safety and Health Department. In addition, upon initial assignment to a job, such Employees shall receive training on the nature of the operation or process, the safety and health hazards of the job, the safe working procedures, the purpose, use and limitations of personal protective equipment required, and other controls or precautions associated with the job.

     The Union Co-Chairman of the Joint Safety and Health Committee and the International Union Safety and Health Department or a designee shall, upon request, be afforded the opportunity to review the training program for newly hired Employees at the plant.

C. The training of Employees other than those newly hired by the Company shall be directed to the hazards of the job or jobs on which they are required to work. Such training shall include hazard recognition, safe working procedures, purpose, use and limitations of special personal protective equipment required and any other appropriate specialized instruction.

D. As required by an Employee's job and assignment area, periodic retraining shall be given on safe working procedures, hazard recognition, and other necessary procedures and precautions.

SECTION 8 - MEDICAL RECORDS

     The Company shall maintain the confidentiality of reports of medical examinations of its Employees and shall only furnish such reports to a physician designated by the Employee upon the written authorization of the Employee; provided, that the Company may use or supply medical examination reports of its Employees in response to subpoenas, requests to the Company by any Governmental agency authorized by law to obtain such reports, and in arbitration or litigation of any claim or action involving the Company. Whenever the Company physician detects a medical condition which, in his judgment, requires further medical attention, the Company physician shall advise the Employee of such condition or to consult with his personal physician.


                         ARTICLE THIRTEEN - EMPLOYEES IN
                                MILITARY SERVICE

SECTION 1 - REEMPLOYMENT

     The Company  shall  accord to each  Employee  who applies for  reemployment
after   conclusion  of  his  military   service  with  the  United  States  such
reemployment rights as he shall be entitled to under then existing statutes.

SECTION 2 - TRAINING PROGRAMS

     Reasonable programs of training shall be employed in the event Employees do not qualify to perform the work on the job which they might have attained except for absence in the military service.

SECTION 3 - LEAVE OF ABSENCE

     Any Employee entitled to reinstatement under this Article Thirteen shall be granted upon request a leave of absence without pay not to exceed 60 days before he shall be required to return to work.

SECTION 4 -EDUCATIONAL LEAVE OF
               ABSENCE

     Any Employee entitled to reinstatement under this Article Thirteen who applies for reemployment and who desires to pursue a course of study in accordance with the federal law granting him such opportunity before or after returning to his employment with the Company shall be granted a leave of absence for such purpose; provided that an Employee who desires such a leave of absence after returning to his employment with the Company shall have it granted only if he notifies the Company in writing, within one year from the date he is reemployed, of his intention to pursue such a course of study. Such leave of absence shall not constitute a break in the record of continuous service of such Employee but shall be included therein provided the Employee within 30 days reports for reemployment after the completion or termination of such course of study. Any such Employee must notify the Company and the Union in writing at least once each year of his continued interest to resume active employment with the Company upon completing or terminating such course of study.

SECTION 5 - DISABLED VETERANS

     Any Employee entitled to reinstatement under this Article Thirteen who returns with service-connected disability incurred during the course of his service shall be assigned to any vacancy which shall be suitable to such impaired condition during the continuance of such disability irrespective of seniority; provided, however, that such impairment is of such a nature as to render the veteran's returning to his own job or department onerous or impossible; and provided, further, that the veteran meets the minimum physical requirements for the job available or for the job as Management may be able to adjust it to meet the veterans impairment.

SECTION 6 - VACATIONS

A. An Employee who at the time of leaving active employment to enter military service of the United States has qualified for a vacation in the year of such entrance and who has not received a vacation or vacation allowance shall be granted such allowance.

B. Any Employee reemployed under the terms of this Article Thirteen and who, under the terms of Article Eight - Vacations - of this Agreement, except for his absence due to such military service, would have been entitled to receive a vacation or vacation allowance, shall receive such vacation or vacation allowance for the calendar year in which he is reemployed, without regard to any requirement other than an adequate record of continuous service.

SECTION 7 -    MILITARY ENCAMPMENT
               ALLOWANCE

     An Employee with one or more years of continuous service who is required to attend an encampment of the Reserve of the Armed Forces or the National Guard shall be paid, for a period not to exceed two weeks in any calendar year, the difference between the amount paid by the Government (not including travel, subsistence and quarters allowance) and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days such Employee would have worked had he not been attending such encampment during such two weeks (plus any holiday in such two weeks which he would not have worked) and the pay for each such day shall be 8 times his average straight-time hourly rate of earnings (including any applicable Special Hourly Additive but excluding shift differentials and Sunday and overtime premiums) during the last pay period worked prior to the encampment. If the period of such encampment exceeds two weeks in any calendar year, the period on which such pay shall be based shall be the first two weeks he would have worked during such period.

                          ARTICLE FOURTEEN - SEVERANCE
                                    ALLOWANCE

SECTION 1 - PERMANENT CLOSING

     When, in the sole judgment of the Company, it decides to close permanently the plant or discontinue permanently a department of the plant or substantial portion thereof and terminate the employment of individuals, an Employee whose employment is terminated either directly or indirectly as a result thereof because he was not entitled to other employment with the Company under the provisions of Article Ten - Seniority - of this Agreement and Section 3 of this Article Fourteen, shall be entitled to a severance allowance in accordance with and subject to the provisions hereinafter set forth in this Article Fourteen.

     Before the Company shall finally decide to close permanently the plant or discontinue permanently a department of the plant it shall give the Union, when practicable, advance written notification of its intention. Such notification shall be given at least 90 days prior to the proposed closure date, and the Company will thereafter meet with appropriate Union representatives in order to provide them with an opportunity to discuss the Company's proposed course of action and to provide information to the Company and suggest alternative courses. Upon conclusion of such meetings, which in no event shall be less than 30 days prior to the proposed closure or partial closure date, the Company shall advise the Union of its final decision. The final closure decision shall be the exclusive function of the Company. This notification provision shall not be interpreted to offset the Company's right to lay off or in any other way reduce or increase the working force in accordance with its presently existing rights as set forth in Article Fifteen of this Agreement.

SECTION 2 - ELIGIBILITY

     Such an Employee to be eligible for a severance allowance shall have accumulated 3 or more years of continuous Company service as computed in accordance with Article Ten - Seniority - of this Agreement.

SECTION 3 - OTHER JOB

     In lieu of severance allowance the Company may offer an eligible Employee a job in the same job class for which he is qualified, in the same general locality. The Employee shall have the option of either accepting such new employment or requesting his severance allowance. If an Employee accepts such other employment, his continuous service record shall be as provided in Article Ten - Seniority - of this Agreement, except that for the purpose of severance pay under this Article Fourteen and for the purposes of Article Eight - Vacations - of this Agreement, his previous continuous service record shall be maintained and not be deemed to have been broken by the transfer.

SECTION 4 - TRANSFER

     As an exception to Section 3 of this Article Fourteen, an Employee otherwise eligible for severance pay who is entitled under Article Ten - Seniority - of this Agreement to a job in the same job class in another part of the plant shall not be entitled to severance pay whether he accepts or rejects the transfer. If such transfer results directly in the permanent displacement of some other Employee, the latter shall be eligible for severance pay provided he otherwise qualifies under the terms of this Article Fourteen.

SECTION 5 - BENEFITS

     An eligible individual shall receive severance allowance based upon the following weeks for the corresponding continuous Company service:

                                           Weeks of
                                           Severance
             Continuous Company Service    Allowance

        3 years but less than   5 years        4
        5 years but less than   7 years        6
        7 years but less than 10 years         7
      10 years or more                         8

     A week's severance allowance shall be determined in accordance with the provisions for calculation of vacation allowance as set forth in Section 8 of Article Eight - Vacations - of this Agreement.

SECTION 6 - DUPLICATION

     Severance allowance shall not be duplicated for the same severance, whether the other obligation arises by reason of contract, law, or otherwise. If an individual is or shall become entitled to any discharge, liquidation, severance or dismissal allowance or payment of similar kind by reason of any law of the United States of America or any of the states, districts, or territories thereof subject to its jurisdiction, the total amount of such payments shall be deducted from the severance allowance to which the individual may be entitled under this Article Fourteen, or any payment made by the Company under this Article Fourteen may be offset against such payments. Statutory unemployment compensation payments shall be excluded from the non-duplication provisions of this Section 6.

SECTION 7 -    ELECTION CONCERNING
               LAYOFF STATUS

     Notwithstanding any other provision of this Agreement an Employee who would otherwise have been terminated in accordance with the applicable provisions of this Agreement and under the circumstances specified in Section 1 of this Article fourteen may, at such time, elect to be placed on layoff status for 30 days or to continue on layoff status for an additional 30 days if he had already been on layoff status. At the end of such 30-day period he may elect to continue on layoff status or be terminated and receive severance allowance if he is eligible for any such allowance under the provisions of this Article Fourteen; provided, however, if he elects to continue on layoff status after the 30-day period specified above and is unable to secure employment with the Company within an additional 60-day period, at the conclusion of such additional 60-day period he may elect to be terminated and receive severance allowance if he is eligible for such allowance.

SECTION 8 - PAYMENT OF ALLOWANCE

     Payment shall be made in a lump sum at the time of termination. Acceptance of severance allowance shall terminate employment and continuous service for all purposes under this Agreement.


                          ARTICLE FIFTEEN - MANAGEMENT

     The Company retains the exclusive rights to manage the business and plant and to direct the working forces. The Company, in the exercise of its rights, shall comply with the provisions of this Agreement.

     The rights to manage the business and plant and to direct the working forces include the right to hire, suspend or discharge for proper cause, or transfer, and the right to relieve Employees from duty because of lack of work or for other legitimate reasons.


                            ARTICLE SIXTEEN - STRIKES
                                  AND LOCKOUTS

SECTION 1 - STRIKES PROHIBITED

     During the term of this Agreement, neither the Union, its officers, agents or members, nor any Employee will authorize, instigate, aid, condone, or engage in a work stoppage or strike, sympathy strike or other interruption or any impeding of production at the plant of the Company covered by this Agreement. Any Employee or Employees who violate the provisions of this Article Sixteen may be discharged from the employ of the Company in accordance with the procedure of Article Nine - Suspension and Discharge Cases - of this Agreement.

     The Company agrees that prior to such discharge it will provide to a Union representative of the plant a list of names, check numbers, and addresses of Employees whom the Company has determined to discharge.

SECTION 2 - LOCKOUTS PROHIBITED

     The Company agrees that during the term of this Agreement there shall be no lockouts.


                               ARTICLE SEVENTEEN -


     The claims procedures of the various insurance plans - and not the grievance procedure of the labor agreement - are to be used to resolve claims/disputes regarding insurance matters without recourse to the Company.

                                ARTICLE EIGHTEEN


                                ARTICLE NINETEEN
                                TERM OF AGREEMENT

SECTION 1 - TERM

     Except as otherwise provided below, this Agreement shall terminate at the expiration of 60 days after either party shall give written notice of termination to the other party but in any event shall not terminate earlier than 11:59 p.m., November 15, 2005.

     If either party gives such notice it may include therein notice of its desire to negotiate with respect to insurance and pensions, and the parties shall meet within 30 days thereafter to negotiate with respect to such matters. If the parties shall not agree with respect to such matters by the end of 60 days after the giving of such notice, either party may thereafter resort to strike or lockout, as the case may be, in support of its position in respect to such matters as well as any other matter in dispute.


SECTION 2 - NOTICE

     Any notice to be given under this Agreement shall be given by registered mail; be completed by and at the time of mailing; and, if by the Company, be addressed to the United Steelworkers of America, Five Gateway Center, Pittsburgh, Pennsylvania 15222, and if by the Union, to the Company at 16401 Swingley Ridge Road, Suite 700, Chesterfield, MO 63017. Either party may, by like written notice, change the address to which registered mail notice to it shall be given.


     Maverick Tube Corporation




     Manager - Labor Relations

     Manager I. E. - Personnel


     Plant Manager


     Supervisor - Industrial Relations Services


     United Steelworkers of America


     President


     Secretary and Treasurer


     Vice President - Administration


     Vice President - Human Affairs


     District Director - District 2


     Staff Representative - District 2


     Unit Chairman - Local Union  2659-29


     Chairman Grievance Committee -
     Local Union 2659-29


         Member - Local Union 2659-29

Appendix A


                                   APPENDIX A
                       STANDARD HOURLY WAGE SCALE OF RATES
                       INCUMBENT EMPLOYEES AS OF 11/15/00
                        AND ALL TRADE AND CRAFT EMPLOYEES
                              HIRED AFTER 11/15/00

   Job  Effective EffectiveEffectiveEffectiveEffective
  Class 11/15/00  11/15/01 11/15/0211/15/03 11/15/04
------- --------------------------------------------
    1    $12.223   $12.583  $12.973 $13.413  $13.863
    2    $12.233   $12.583  $12.973 $13.413  $13.863
    3    $12.422   $12.772  $13.162 $13.602  $14.052
    4    $12.615   $12.965  $13.355 $13.795  $14.245
    5    $12.811   $13.161  $13.551 $13.991  $14.441
    6    $13.009   $13.359  $13.749 $14.189  $14.639
    7    $13.212   $13.562  $13.952 $14.392  $14.842
    8    $13.417   $13.767  $14.157 $14.597  $15.047
    9    $13.627   $13.977  $14.367 $14.807  $15.257
   10    $13.839   $14.189  $14.579 $15.019  $15.469
   11    $14.055   $14.405  $14.795 $15.235  $15.685
   12    $14.273   $14.623  $15.013 $15.453  $15.903
   13    $14.495   $14.845  $15.235 $15.675  $16.125
   14    $14.722   $15.072  $15.462 $15.902  $16.352
   15    $14.951   $15.301  $15.691 $16.131  $16.581
   16    $15.184   $15.534  $15.924 $16.364  $16.814
   17    $15.421   $15.771  $16.161 $16.601  $17.051
   18    $15.662   $16.012  $16.402 $16.842  $17.292
   19    $15.907   $16.257  $16.647 $17.087  $17.537
   20    $16.155   $16.505  $16.895 $17.335  $17.785
   21    $16,408   $16.758  $17.148 $17.588  $18.038
   22    $16.665   $17.015  $17.405 $17.845  $18.295
   23    $16.925   $17.275  $17.665 $18.105  $18.555
   24    $17.191   $17.541  $17.931 $18.371  $18.821
   25    $17.459   $17.809  $18.199 $18.639  $19.089
   26    $17.733   $18.083  $18.473 $18.913  $19.363
   27    $18.011   $18.361  $18.751 $19.191  $19.641
   28    $18.293   $18.643  $19.033 $19.473  $19.923
   29    $18.579   $18.929  $19.319 $19.759  $20.209
   30    $18.871  $19.221  $19.611  $20.051 $20.501

                                  APPENDIX A-1
                       STANDARD HOURLY WAGE SCALE OF RATES

FOR ALL EMPLOYEES HIRED AFTER 11/15/00 EXCEPT TRADE AND CRAFT EMPLOYEES, THE STANDARD HOURLY WAGE SCALE OF RATES, AS APPLICABLE FROM APPENDIX A, WILL BE ADJUSTED IN ACCORDANCE WITH THE FOLLOWING TABLE:

           ADJUSTMENT                ADJUSTMENT
             PERIOD                    AMOUNT

DATE OF HIRE                        MINUS $2.195
END OF 1ST 6-MONTHS                 MINUS $1.695
END OF 2ND 6-MONTHS                 MINUS $1.195
END OF 3RD 6-MONTHS                 MINUS $0.695
END OF 4TH 6-MONTHS                 MINUS $0.195
END OF 5TH 6-MONTHS                 NONE

ALL "END OF" PERIODS REFER FROM THE DATE OF HIRE FOR THE EMPLOYEE.

THE COMPANY MAY ADVANCE AN EMPLOYEE THROUGH EACH OF THE FIVE (5) ADJUSTMENT PERIODS BEFORE THE "END OF" PERIOD REFERENCED FROM THE DATE OF HIRE. THIS INITIATIVE WOULD BE CONSIDERED "EARLY ADVANCEMENT".

AN EMPLOYEE MUST SERVE A MINIMUM OF THREE (3) MONTHS IN EACH PERIOD BEFORE BEING CONSIDERED FOR EARLY ADVANCEMENT IN THAT PERIOD.

ALL ADJUSTMENTS WILL BE EFFECTIVE FOR THE FULL PAY PERIOD DURING WHICH THE EMPLOYEE'S EARLY ADVANCEMENT OR SIX MONTH ANNIVERSARY DATE FALLS.

                                  APPENDIX A-1
                       STANDARD HOURLY WAGE SCALE OF RATES

FOR ALL EMPLOYEES HIRED AFTER 11/15/00 EXCEPT TRADE AND CRAFT EMPLOYEES, THE STANDARD HOURLY WAGE SCALE OF RATES, AS APPLICABLE FROM APPENDIX A, WILL BE ADJUSTED IN ACCORDANCE WITH THE FOLLOWING TABLE:

           ADJUSTMENT                ADJUSTMENT
             PERIOD                    AMOUNT

DATE OF HIRE                        MINUS $2.195
END OF 1ST 6-MONTHS                 MINUS $1.695
END OF 2ND 6-MONTHS                 MINUS $1.195
END OF 3RD 6-MONTHS                 MINUS $0.695
END OF 4TH 6-MONTHS                 MINUS $0.195
END OF 5TH 6-MONTHS                 NONE

ALL "END OF" PERIODS REFER FROM THE DATE OF HIRE FOR THE EMPLOYEE.

THE COMPANY MAY ADVANCE AN EMPLOYEE THROUGH EACH OF THE FIVE (5) ADJUSTMENT PERIODS BEFORE THE "END OF" PERIOD REFERENCED FROM THE DATE OF HIRE. THIS INITIATIVE WOULD BE CONSIDERED "EARLY ADVANCEMENT".

AN EMPLOYEE MUST SERVE A MINIMUM OF THREE (3) MONTHS IN EACH PERIOD BEFORE BEING CONSIDERED FOR EARLY ADVANCEMENT IN THAT PERIOD.

ALL ADJUSTMENTS WILL BE EFFECTIVE FOR THE FULL PAY PERIOD DURING WHICH THE EMPLOYEE'S EARLY ADVANCEMENT OR SIX MONTH ANNIVERSARY DATE FALLS.



Appendix B


                             APPENDIX B - CONTINUED

         A special hourly additive is effective for all Employees listed in this Appendix B. All hours worked in a month beginning with the night shift on the first day of the month and ending with the afternoon shift on the last day of the month will be accumulated for each applicable Employee and the Employee's special hourly additive listed in this Appendix B will be paid for those hours.

                                         SPECIAL
     EMPLOYEE                            HOURLY
      NUMBER             NAME           ADDITIVE


       3230           A. Colangelo       $0.228
       3317           J. Bilovus         $0.467
       3368           T. Cuevas          $0.000
       3383           E. Farin           $1.253
       3411           J. Campbell        $0.956
       3414           J. Denny           $0.621
       3415           C. Thompson        $0.306
       3426           J. Kropinak        $0.762
       3434           R. West            $1.135
       3460           E. Koss            $0.701
       3462           P. Holland         $0.978
       3466           J. Johnson         $0.023
       3490           J. Neal            $0.570
       3502           B. Mancani         $0.302


Appendix B, Special Hourly Additive, of the 2000 Ferndale Labor Agreement provides for special payment for each payment incumbent as of November 15, 1985. Employees eligible for the special payment are listed in Appendix B along with each participant's corresponding special hourly additive. Payment is then included in the second regular bi-weekly paycheck following the monthly-calculated period.

From 1985 through 1990, the special pay calculation included an adjustment factor that reduced the payment if the monthly plant performance, as defined in the Profit Share Plan, fell below 100 percent. For this reason the special payment was calculated monthly because the plant performance was calculated monthly. Since the performance factor is no longer used in the special payment calculation, there is no reason not to include the hourly additive in the regular pay corresponding to the same pay period schedule.

Therefore, the parties agree to charge the hourly additive payment from a monthly pay period to a bi-weekly pay period corresponding to the regular pay period practice and to revise Appendix B accordingly. This change will be implemented during the conversation to the new automated payroll system.

FOR THE UNION:                                                FOR THE COMPANY:


--------------------------                           ---------------------


--------------------------------                              ----------------

-------------------                                           ----------------
Date                                                          Date

Appendix C


                                   APPENDIX C

                                   APPENDIX D

                                                               November 15, 1985



Mr. Paul Holifield
Staff Representative
United Steelworkers of America
7000 Roosevelt Road, Suite 200
Allen Park, Michigan 48101

Dear Mr. Holifield:

     This is to confirm the following understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1985, concerning the Employee Profit Sharing Plan, Ferndale Plant (the Plan).

     Commencing January 1, 1986 the Plan and all standards therein will be used to calculate Plant Performance and the resulting bonus payments, if any. If in the future disputes arise that are not resolved, they may be submitted to the first written Step of the grievance procedure as outlined in Article Eleven of the Agreement.

                           Very truly yours,

                           /s/ D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources

CONFIRMED:

/s/ Paul Holifield

Paul Holifield
Staff Representative

Provided the Plan uses only Ferndale plant information in its calculations; Profit Sharing Plan to be effective the day after Closing with no retroactive effect.

Appendix E


                                   APPENDIX E

                                                               November 15, 2000

Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

A $500 bonus, which is not to be included in base rate for determination of wage changes or for any other earnings based calculation, will be paid to employees eligible to vote on the ratification of a Successor Agreement ratified no later than May 15, 2005.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich       The $500 bonus does not apply to the ICBA negotiated
                                    between Maverick and the USWA.
Richard Dietrich
Staff Representative

Appendix F


                                   APPENDIX F


                                                               November 15, 2000

Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning a performance bonus

     A plant performance bonus of up to 6.5% calculated on an Employee's base rate of pay, including overtime premium, for all hours worked, will be paid quarterly to each Employee based on the plant performance as defined by and calculated for the Ferndale Plant Employee Profit Sharing Plan as follows:

   For 110.0% thru 114.9% plant performance; a 1.5% bonus For 115.0% thru 119..9% plant performance; a 3.0% bonus For 120.0% thru 124.9% plant performance; a 4.0% bonus For 125.0% thru 129.9% plant performance; a 5.5% bonus For 130.0% and above plant performance; a 6.5% bonus

Payments will be made in the second pay period following the end of each quarter. This bonus will not be included in base rate for determination of any wage change or for any other earnings based calculation.


                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

Provided the Plan uses only Ferndale plant information in its calculations; Profit Sharing Plan to be effective the day after Closing with no retroactive effect.

Appendix G


                                   APPENDIX G

Appendix H


                                   APPENDIX H

                           MEMORANDUM OF UNDERSTANDING
ON GRIEVANCE AND ARBITRATIONB.      Agreement Regarding Processing of Discipline
 Grievances

     It is recognized that it is in the best interest of management and Employees to resolve grievances concerning discipline as promptly as practicable. Toward that end we agree to the following:

     a. Where grievances concerning written reprimands or suspensions of five days or less are to be arbitrated, they shall be arbitrated in the Expedited Arbitration Procedure unless appropriate representatives of the parties agree that such a grievance should be arbitrated in the regular arbitration procedure; provided, however, that where grievances concerning any discipline involving concerted activity or multiple grievances arising from the same event are to be arbitrated, they shall be arbitrated in the regular grievance procedure.

     b. Where grievances concerning suspensions of more than five days or discharge are to be arbitrated, they shall be arbitrated in the regular arbitration procedure; provided, however, that the parties shall provide that such grievances will be docketed, heard, and decided within 60 days of appeal unless the permanent arbitrator determines that circumstances require otherwise.

     c. Notwithstanding the foregoing, appropriate representatives of the parties may agree that grievances concerning suspensions of more than five days or discharge may be arbitrated in the Expedited Arbitration Procedure.

                                  APPENDIX H-1

                           MEMORANDUM OF UNDERSTANDING
                            ON BACK PAY CALCULATIONS

     This is to confirm our understanding that hereafter in applying Section 8-D of the U.S. Steel Agreement and its counterpart provisions in agreements with other Coordinating Committee Companies no deduction from back pay awards or settlements under Section 8-D shall be made for governmental assistance (excluding unemployment compensation and any similar payments), welfare, Trade Readjustment Allowance benefits, or private charity received by an affected employee, except that, in calculations made in accordance with Section 13-P, Trade Readjustment Allowance benefits will be deducted. This understanding shall also be effective for any grievance or arbitration case now pending, and shall be without prejudice to the respective positions of the parties in disputes concerning any matter not covered in this memo.

Appendix I


                                   APPENDIX I

                         UNDERSTANDING WITH REFERENCE TO
                        PROGRESSION AND REGRESSION CHARTS
                          AND RULES APPLICABLE THERETO
                          IN INSTANCES SPECIFIED BELOW

It is understood and agreed that the following rules shall be adopted governing certain uses of Progression and Regression Charts and Rules applicable thereto, for all plants covered by agreements with the United Steelworkers of America, except for those plants where it is hereafter mutually agreed in writing that different rules with reference to this particular subject shall apply:

1. The Union recognizes and reaffirms the exclusive right of Management to select and control its supervisory forces.

2. If at any time and from time to time Management shall conclude to reduce the then number of its supervisory forces and shall then decide to place one or more of such supervisors, below the rank of general foreman (or equivalent position), on a position in a bargaining unit, then upon entering the bargaining unit any such Employee who at any time, prior to or subsequent to this Understanding, has worked on a job which is now in a bargaining unit shall have such seniority rights as he may have acquired in any seniority unit up to the time of promotion to a supervisory position. In other words, he will be given service credit for the continuous service worked in the plant, department, unit, unit subdivision and/or occupation and placed on the roster in the position to which his continuous service entitles him in accordance with the seniority rules prevailing in such seniority unit. Supervisory employees who have attained or who do attain the rank of general foreman (or equivalent position) or Appendix I higher and who subsequent to the date of this Understanding are returned to the bargaining unit will not have any acquired seniority rights to positions in the bargaining unit.

3. After an Employee from the bargaining unit has been promoted to a supervisory position, if it is concluded by Management that he should be returned to the bargaining unit any time within 6 months from the date of such promotion, he shall be so returned without loss of seniority rights in the seniority unit from which he came. If he is continued in such supervisory position for more than 6 months, or for periods which total more than 6 months, during the term of this Agreement, then in the event of his return to a position in the bargaining unit his acquisition of seniority rights will be deemed to have stopped as of the date of the last promotion prior to the accumulation of such 6 months.

4. Any Employee who had authorized dues deductions while in the bargaining unit shall upon his return to the bargaining unit have dues deductions resumed for so long as the Company has a valid dues deduction authorization. Within 5 days of any such regression provided above, the Company shall inform the Financial Secretary of the appropriate Local Union
     (a) of such regression of such supervisor and (b) whether or not such regressed supervisor has executed a valid authorization for dues deduction.

5. This Understanding shall be effective as of April 1, 1986, and shall remain in effect for the term of this Agreement.

                                   APPENDIX J

                           MEMORANDUM OF UNDERSTANDING
                            ON MISCELLANEOUS MATTERS

(1) The understanding reflected in the prior Supplemental Agreement concerning so-called portal-to-portal claims are readopted for the term of the new Basic Labor Agreement.

(2) The proposals made by each party with respect to changes in the basic labor agreements and the discussions had with respect thereto shall not be used, or referred to, in any way during or in connection with the arbitration of any grievance arising under the provisions of the basic labor agreements.

(3) During the term of this Agreement, Employees whose wages have been garnished will not be disciplined because of such garnishments.

(4) No Employee shall be required by the Company to submit to a lie detector test.

                                   APPENDIX K

Appendix L


                                   APPENDIX L

                                   APPENDIX M

                           MEMORANDUM OF UNDERSTANDING
                                ON APPRENTICESHIP

APPRENTICESHIP TRAINING


DELETE UNLESS HAS APPLICATION TO FERNDALE PLANT; IF RETAINED, DELETE PROVISION
SECTION 3, APPRENTICESHIP COMMITTEE.

1.   CRAFTS - TRAINING PERIODS - JOB CLASSES
     The crafts involved, the training periods and the job classes therefore are set forth in the Basic Labor Agreement. The Company may provide methods for advancement to craft status other than through the apprenticeship training program.

2.   RETENTION OF APPRENTICES DURING PERIODS OF REDUCED OPERATIONS

     (a) Except where circumstances outlined in Sub-section (d)-(6), (7) and (8) below are currently applicable, an apprentice who has completed at least 25% of the total hours required to complete the apprenticeship training program in which he is enrolled at the time that he would, by reason of the applicable seniority provisions, be laid off or demoted to a lower rated job, shall be afforded the opportunity to and be required to make a binding election either to:

         (1) be laid off, demoted and recalled in accordance with all applicable seniority provisions; or

          (2) be placed in special training status and thereafter identified as Apprentice - Special Training and, in lieu of the rate of pay as would otherwise be determined under Article Five - Wages - of this Agreement applicable to him, be paid at an hourly rate equal to 1/40 of 100% of the sum of the state unemployment compensation and Weekly Benefits under the SUB Plan he would have received had he elected to be laid off without regard to any other SUB eligibility requirements; provided that for any week he is engaged in classroom and/or on-the-job type assignments for some but less than 40 hours, he shall be paid such hourly rate for a minimum of 40 hours less any hours he did not participate in such assignments for reasons other than the failure of the Company to make such assignments available or for just cause. The provisions of this Agreement relating to Sunday premium and shift differential shall not be applicable.

     (b) An Apprentice - Special Training will be entitled to the provisions of the Basic Labor Agreement, and will be normally scheduled for 5 consecutive, 8-hour days of training (classroom and/or on-the-job type assignments) per week. He will be expected to complete such daily and weekly hours of training which are maximums and will not be exceeded. Further, in weeks containing a holiday an apprentice will not be scheduled for training on the holiday.

     (c) Such classroom and on-the-job assignments as an Apprentice - Special Training may be called upon to perform shall be consistent with the apprenticeship training program in which he is enrolled; provided, however, that such assignments shall not deprive any other Employee of employment to which such other Employee would otherwise be entitled.

     (d) An apprentice who elects to be placed in such special training status will only be removed from such status:

          (1) upon recall to active employment as an apprentice in accordance with the applicable seniority provisions,

         (2) upon satisfactory completion of his apprenticeship training program,

         (3) upon suspension of the apprenticeship retention program due to a drop in the financial position o the SUB Plan below 35%,

         (4) upon unsatisfactory performance, including failure to report without just cause for scheduled hours of training,

         (5)  upon changing his election with the mutual consent of Management,

         (6) upon the abandonment of the craft within any plant as a result of a shutdown of the plant, a portion thereof, or discontinuance of a product line,

         (7) upon the substantial reduction in the number of required craftsmen within any given craft as a result of technological changes in steel-making processes, practices or equipment, or

         (8) upon mutual agreement between a representative of the corporate office of the Company and the International Union that such special training status within a given craft or crafts should be discontinued or suspended.

         An apprentice who is removed from special training status in accordance with (d)-2, (3), (4) (5), (6), (7), or (8) as stipulated above will be placed on layoff and recalled in accordance with all applicable seniority provisions.

3.   APPRENTICESHIP COMMITTEE

     The Apprenticeship Committee composed of an equal number of representatives of the Coordinating Committee Steel Companies and the Union shall be continued.

     The Committee shall review the contents of the existing apprenticeship programs for the purpose of (1) developing uniform standards relating to educational attainment through classroom or similar study by apprenticeship periods, (2) developing uniform standards relating to on-the-job work achievement and the time schedules of required experience by type and/or class of work by apprenticeship periods, and (3) developing uniform standards for determining the level, if any, of advanced apprenticeship credit to be allocated to employees transferring to an apprenticeship program from a related job. A report of its determinations, or a detailed report of the areas of disagreement in the event it fails to arrive at agreed determinations, shall be presented to the Chairman of the Coordinating Committee Steel Companies and the President of the Union who shall resolve such disagreement.

     The agreed standards shall thereafter be adopted by letter agreement between the Chairman of the Coordinating Committee Steel Companies and the President of the Union, and shall provide (1) the criteria for advancement from one apprenticeship period to the next, and (2) the criteria for determining the level, if any, of advanced apprenticeship credit to be allocated to employees transferring to an apprenticeship program from a related job.

     Pending the development of the aforementioned standards and their adoption, the existing apprenticeship programs and such new programs as may be added shall continue.

                                   APPENDIX N

                                                               November 15, 1990



Mr. Scott Dewberry
Staff Representative
United Steelworkers of America
7000 Roosevent Road, Suite 200
Allen Park, Michigan 48101

Dear Mr. Dewberry:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1990 concerning checkoff.

     The Company will implement the dues checkoff provisions of this Agreement in accordance with the applicable provisions of the Memorandum of Understanding on Checkoff in the November 15, 1990 Labor Agreement covering production and maintenance Employees of the Former Republic Steel facilities.

                           Very truly yours,

                           /s/ D. D. Egleston

                           D. D. Egleston
                           General Manager
                           Human Resources


CONFIRMED:

/s/ Scott Dewberry

Scott Dewberry
Staff Representative

                                   APPENDIX O

                           MEMORANDUM OF UNDERSTANDING
                              ON SUBSTITUTE FOREMAN

This will confirm our understanding that the turns worked by an Employee as a substitute supervisor shall be counted as days worked for the purpose of applying any existing practice or local agreement on the distribution of overtime. The foregoing shall not be applicable when the Employee is assigned to substitute supervisor for a full week.

Except as hereinabove provided, the scheduling or assignment of an Employee to such position and the terms and conditions applicable to such position shall continue to be solely as determined by Management.

                                   APPENDIX P

                           MEMORANDUM OF UNDERSTANDING
                             ON SUPERVISORS WORKING

This letter will record our understanding that the provisions of Article Two - Recognition, Section 4, of the Basic Labor Agreement, dated March 1, 1983, with respect to supervisors working are not intended to be construed as authorizing supervisors to perform work in violation of any presently existing local agreement or binding practice.

                                   APPENDIX Q

                                   APPENDIX R

                                   APPENDIX S

                           MEMORANDUM OF UNDERSTANDING
                          ON PLANT PROBLEM DISCUSSIONS

This letter is to confirm our understanding that there should be on-going discussions regarding situations that are considered to be local plant problems by plant management or the local union president.

Therefore, during the term of the Labor Agreement dated November 15, 2000, the local parties will discuss problem situations raised by each other. If these problems cannot be satisfactorily resolved at the plant level, either local party may refer such matter to the Staff Representative and the Manager of Human Resources for their further consideration.

  The local plant problem situations referred to above do not include any subject matter which has been, is now, or may be subject to the grievance procedure set forth in Article Eleven of the Labor Agreement.

                                   APPENDIX T

                                                               November 15, 2000

Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, MI 48180-4766

Dear Mr. Dietrich:

     This will confirm our understanding reached during the negotiations of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning the Employee Profit Sharing Plan revisions.

The Plan has been revised to include the following changes:

     1. The weighting factors (Exhibit I, G) used to calculate the Plant Performance have been changed to reflect the separation of direct and indirect performance. Previously, these two categories were combined into a single determinate defined as production performance and carried a total weighting factor of 68% of the total Plant Performance. This change provides two distinct determinants with individual weighting factors for direct and indirect performance at 50% and 18% respectively of the total Plant Performance.

     2. The payout percent ceiling in Exhibit II of the Plan has been increased from 12% to 15% of the operating income as defined by the Plan.

     3. The payout percent determinants in Exhibit II have also been changed to reflect increased pay opportunity. (Refer to Plan Document).

Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

Provided the Plan uses only Ferndale plant information in its calculations; Profit Sharing Plan to be effective the day after Closing with no retroactive effect.

                           MEMORANDUM OF UNDERSTANDING


                      Overtime Equalization and Guidelines


     Scheduled and unscheduled worked overtime will be equalized by incumbent position by shift for the term of the November 15, 2000 Labor Agreement in accordance with the following guidelines:

     Two overtime equalization records, one for pool positions, one for all other positions, Sunday through Friday, and one for Saturday for all positions, will be kept by Union and Management department representatives who will determine the Employee eligible for overtime and will inform the Management employee designated to schedule or call said Employee.

     An Employee will be charged for all overtime worked and refused and for which the Employee was not available.

     The overtime equalization will be updated and posted weekly with the department weekly work schedule and any Employee who wishes to dispute the record must contact the management department representative by the end of the Employee's first scheduled shift the following week; otherwise the record will be considered correct.

     Under normal circumstances an Employee shall not be offered more than sixteen hours of overtime in excess of any other Employee on the same position in a three-month period.

     An Employee new on a position will be charged overtime equal to the average for his/her new position on his/her shift.


     Overtime hours worked on union business will not be charged.

     If the wrong Employee is scheduled or called for overtime, the Employee who should have received the overtime will be equalized for the hours missed or paid for hours not worked by the end of the three-month period. If overtime is created for this reason and the Employee refuses, or is not available, he/she will be charged and the overtime offered to all other Employees on that position on that shift.

     If all Employees on a position refuse overtime it will be offered to the Employee with the most plant continuous service who is qualified for that position and then down the continuous service roster until all positions are filled.

     If all qualified Employees refuse overtime, management will direct the incumbent Employee on that position with the least plant continuous service and work up the continuous service roster for that position until all positions are filled.

     It remains management's discretion to fill or not fill a vacancy and to fill any vacancy without use of overtime whenever possible.

     In recognition of differences between departments, department supervisors and union representatives may agree to department arrangements for equalization of overtime as long as they conform to the above.

     FOR THE UNION:        FOR THE COMPANY:



     Staff Representative  Gen. Mgr. Human Resources
-----


     President Local 2508  Plant Manager

     11/15/90              11/15/90
         Date     Date

                                                               November 15, 2000



Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning a New Employee Orientation Program.

     The parties will develop a joint orientation program for new hires which will include introduction of management and local union representatives, joint emphasis on quality and customer satisfaction and participation and problem-solving.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

                                                               November 15, 2000


Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning a 100% metatarsal safety shoe program during the term of this Agreement.

     The Company agrees to pay each employee, a safety shoe allowance in the first pay period of each year of the Labor Agreement according to the schedule shown below and continue to pay the metatarsal portion ($20) of the safety shoe.

     YEAR             SAFETY SHOE ALLOWANCE
     -----            ---------------------
     2001                          $55
     2002                          $40
     2003                          $40
     2004                          $55
     2005                          $40

The Company also agrees to pay for the second pair of shoes in any one year provided the first pair of shoes have been declared by supervision to be worn out. Worn out shoes must be turned in prior to receiving new shoes.





                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/Richard Dietrich

Richard Dietrich
Staff Representative

                                                               November 15, 2000



Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning meal allowance.

     When an Employee is notified during his/her work shift that he/she must work overtime at the end of the shift and such overtime continues beyond the fourth (4th) hour, he/she will be paid a meal allowance of $5.00 and that such meal allowance will be included in the employee's regular pay check for the pay period immediately following such allowance.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

                                                               November 15, 2000



Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning single days of vacation.

     For Employees with more than two (2) weeks of vacation entitlement, Plant Management and the Local Union may mutually agree upon a system that would permit such Employees to designate one (1) week of vacation entitlement to be taken in single days in conformance with the following guidelines:

     1. Any system agreed upon is to be without precedent or prejudice to the issue of single day vacation scheduling in future years.

     2.  The one week in single vacation days in equal to five calendar days.

     3. An Employee is to elect to take one week of vacation in single days and to schedule the days as part of the regular vacation election process in October.

4. An Employee cannot designate a holiday as a single day of vacation.


   5. Employees who have elected the week in single days, who do not take the five working days in the calendar year, will not be permitted to carry those days into the following calendar year. Such situations shall be treated as though they were pay in lieu of vacation.

   6. Employees who have elected the week in single days, who do not take the five working days in the calendar year, will not be permitted to carry those days into the following calendar year. Such situations shall be treated as though they were pay in lieu of vacation.

   7. Employees will not be permitted to trade a single day or days of vacation for an unauthorized absence. An Employee may be granted a single day or days vacation in cases of legitimate sickness or disability. Under no circumstances may a single day of vacation be granted retroactively.

   8. For the purpose of the application of the revisions of the Agreement and the benefit programs, single vacation days are treated in the same manner as regular weekly vacation. Therefore, single vacation days are not considered as days or hours of time worked for the purpose of determining any overtime liability.

         9. Single day vacation should be scheduled within the existing vacation quotas. If the system does permit single day vacation above the established quotas, it should not be precedent for a quota increase.

       10. Employees should not be permitted to take personal time if they have unused single day vacation (e.g., for extending a bereavement period).

     11. Employees who request a change in a scheduled single day of vacation must provide at least 2 weeks advance notice. Any such request will be granted at Management's discretion and such Employee will not be permitted to displace another Employee on the vacation schedule.

     12. The Union should consider waiver of any restrictive practice that impacts the single day vacation issue.

     13. Single days of vacation should not be permitted during critical maintenance or operating periods such as maintenance downturns on critical units.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

                                                               November 15, 2000





Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

     This will confirm several understandings reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000, concerning vacations and holidays during the term of this Agreement.

     The Company will continue its current practice of making every effort to not schedule employees the Saturday prior to and the Sunday following a week of scheduled vacation.

         The Company will continue its current practice of making every effort to not schedule employees on the Saturday and Sunday following a single day of vacation taken on Friday. For at least two, and possibly four, Fridays taken as a single day of vacation, each year, scheduled in accordance with the understanding concerning single days of vacation, the Company will not schedule the Employee on the following Saturday.

In the event of back to back holidays on a Sunday and Monday, for the day before Christmas Day and Christmas Day, the holidays will be observed on Monday and Tuesday.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

                                                               November 15, 2000


Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning posting of schedules for weekend and Holiday work during the term of this Agreement.

     The Company will post notice of weekend and holiday work schedules by Thursday noon prior to the weekend in which a holiday or weekend work occurs. The Company will also post notice of holiday schedules by Thursday noon prior to the week in which a holiday occurs between Monday and Friday. Whenever possible the Company will provide seven days prior notice for weekend and holiday work.

     Without prejudice to the Company's right to schedule, the Company will allow a qualified volunteer the opportunity to work in place of another employee scheduled for holiday work.

                           Very truly yours,


                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

                                                               November 15, 2000



Mr. Richard Dietrich
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dietrich:

This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 2000 concerning job content.

     1. Machine Operators will perform maintenance repairs on their operating units, if possible, or assist maintenance Employees with repair or assist Employees with repair or service tasks, on their operating units, falling outside the range of operator skills.

     2. Transportation Employees assigned to service #5 Welder, as well as Burr Pullers, will assist the Facer Operator (208-65), as needed.

     3. There shall be no restrictions as to the type and quantity of material which Transportation Employees will move.

     4. The Steel Room Leader (208-47) will remove scrap from the Welding Department and perform clerical inventory work.


     5. The duties o f the former Machine Control (Floor) Inspector (20-9-15) shall be assigned to Employees working on production units.

     If additional duties are added to any job referred to above, the Company agrees to review the Job Description and Classification for that job in accordance with the provisions of the Agreement.



                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Richard Dietrich

Richard Dietrich
Staff Representative

                                                               November 15, 2000



Mr. Scott Dewberry
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dewberry:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1997 concerning job content.

     1. Machine Operators will perform maintenance repairs on their operating units, if possible, or assist maintenance Employees with repair or assist Employees with repair or service tasks, on their operating units, falling outside the range of operator skills.

     2. Transportation Employees assigned to service #5 Welder, as well as Burr Pullers, will assist the Facer Operator (208-65), as needed.

     3. There shall be no restrictions as to the type and quantity of material which Transportation Employees will move.

     4. The Steel Room Leader (208-47) will remove scrap from the Welding Department and perform clerical inventory work.

     5. The duties of the former Machine Control (Floor) Inspector (20-9-15) shall be assigned to Employees working on production units.


     If additional duties are added to any job referred to above, the Company agrees to review the Job Description and Classification for that job in accordance with the provisions of the Agreement.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Scott Dewberry

Scott Dewberry
Staff Representative

                                                               November 15, 1997



Mr. Scott Dewberry
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dewberry:

     This will confirm several understandings reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1997 that will remain in effect for the term of said Agreement.

     The parties will continue to work together in order to achieve the greatest possible plant efficiency by eliminating unnecessary downtime and other inefficiencies.

     The Parties will continue to work to improve the efficient utilization of Employees working on the jobs of Millwright and Machinist such as the performance of field work by Machinists and the performance of simple machining by Millwrights.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Scott Dewberry

Scott Dewberry
Staff Representative

Appendix HH


                                   APPENDIX HH


                                                               November 15, 1997



Mr. Scott Dewberry
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dewberry:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1997 concerning Continuous Operations.

     The parties agree that No. 5 Welder, the Conduit Welders and the Galvanizing Departments will continuously operate through breaks, lunch and between shifts. The parties further agree, on those shifts where no shift immediately follows, normal wash up time will apply.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Scott Dewberry

Scott Dewberry
Staff Representative

Appendix II


                                   APPENDIX II

Appendix JJ


                                   APPENDIX JJ


                                                               November 15, 1997



Mr. Scott Dewberry
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dewberry:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1997 concerning several understandings.

     The parties agree to continue any current practices relating to Consent Decree 1.

     The parties agree Employees can be scheduled and work four ten (10) hour turns, without the payment of overtime, Monday through Thursday, by mutual agreement.

     The parties agree to continue the practice of conducting Step 1 grievance meetings after the Union representative's scheduled hours. However, if the need arises to discuss a grievance during the Union representative's scheduled hours, the Company will not dock the Union representative for reasonable time spent discussing the grievance. The parties agree to continue the current practice for payment for Step 2 meetings.

         The Company agrees to continue the current practice of allowing the Galvanizing Department to shutdown for Union meetings with mutual agreement.

     The Company will continue to provide tools for production and skilled trades per past practices.

     The Company agrees to make every reasonable effort to inform Employees of the need to work Saturdays as far in advance as practicable and to post a tentative Saturday schedule on the Wednesday immediately preceding the Saturday in question.

     The parties agree that Pool employees will be scheduled by shift preference, than by highest job class. Single change may be made with no consequent "bumping".

     The Company will maintain the existing visitor parking spaces and reserve three additional spaces for plant supervisors. All other spaces will be available on a first come first serve basis.

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Scott Dewberry

Scott Dewberry

Appendix KK


                                   APPENDIX KK

Appendix LL


                                   APPENDIX LL


                                                               November 15, 1997


Mr. Scott Dewberry
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dewberry:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1997 that the company will make every effort to transfer bid winners, except those on key jobs within thirty (30) days following completion of a forty-five (45) day work period. The key jobs identified are as follows:

     1.  Conduit Weld Operator
     2.  Conduit Weld Leader
     3.  #5 Weld Operator
     4. Utilityman (Utility Relief Operator) 5. Galvanizing Set-up Man 6. Slitter Operator 7. All Trade & Craft Jobs 8. Waste Water Treatment Operator

                           Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Scott Dewberry

Scott Dewberry
Staff Representative

Appendix MM


                                   APPENDIX MM


                                                               November 15, 1997



Mr. Scott Dewberry
Staff Representative
United Steelworkers of America
13233 Hancock Drive
Taylor, Michigan 48180-4766

Dear Mr. Dewberry:

     This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement (Agreement) dated November 15, 1997 concerning job bidding during the term of this Agreement.

     1. By mutual agreement of the parties, an employee will be allowed to bid down in his own department, provided there is a job vacancy and the Employee has a sufficient reason such as a documented medical need. Such refusal should not be unreasonably withheld.

     2. An employee who does bid down in accordance with (1) above, must be available to fill in on his former job, as needed, to cover temporary vacancies without regard to shift.

     3. An employee who elects to transfer to another department will not hold shift preference in the new department until after 45 days have elapsed or he has waived return to his home department.

         4. Successful bidders on multi-rated jobs will be paid the Intermediate and Standard rate of pay for all hours worked, on any job, retroactively, after successfully qualifying as the job duties at the Intermediate and Standard level. Very truly yours,

                           /s/ Raymond C. Waiwood

                           Raymond C. Waiwood
                           Manager Labor Relations
RCW:fa

CONFIRMED:

/s/ Scott Dewberry

Scott Dewberry
Staff Representative

Appendix NN


                                   APPENDIX NN

Appendix OO


                                   APPENDIX OO

Appendix PP


                                   APPENDIX PP

Appendix QQ


                                   APPENDIX QQ

Appendix RR


                                   APPENDIX RR

ADDITIONAL MATTERS - SUCCESSORSHIP
o The Company agrees that it will not sell, convey, assign or otherwise transfer the plant or significant part thereof if it has not been permanently shutdown for at least 8 months to any other party (Buyer) who intends to continue to operate the business as the Company had, unless the following conditions have been satisfied prior to the closing date of the sale:
                  a. The Buyer shall have entered into an Agreement with the Union recognizing it as the bargaining representative for the employees within the existing bargaining unit.

                  b. If requested by the Company the Union will enter into negotiations with the Company on the subject of releasing and discharging the Company from any obligations, responsibilities and liabilities to the Union and the employees, except as the parties otherwise mutually agree.

o The Buyer shall have the option to accept the current labor agreement with the Union or to enter into a new agreement establishing the terms and conditions of employment.
o This provision is not intended to apply to any transactions solely between the Company and any of its subsidiaries or affiliates or its parent company including any of its subsidiaries or affiliates; nor is it intended to apply to transactions involving the sale of stock, except if the plant or significant part thereof is sold to a third party pursuant to a transaction involving the sale of stock of a subsidiary.

ADDITIONAL MATTERS - 401(k) PLANS
o Maverick shall adopt a separate 401(k) plan for Maverick employees employed in each of the USWA bargaining units at the Counce, Elyria, Ferndale and Youngstown plants. The Youngstown plant 401(k) plan shall include in a single plan employees employed in the P&M and O&C bargaining units.
o The 401(k) plan shall have the same terms and provisions as the Maverick 401(k) currently in effect for Maverick non-union employees and shall be effective as of the same date the ICBA for the plant is effective. Service for purposes of the 401(k) plan shall not include employment with LTV.
o An exception to having the same terms and provisions as the Maverick 401(k) currently in effect for Maverick non-union employees, the 401(k) for the USWA bargaining units shall have the following terms: Maverick shall be required to contribute per plan year 4% of the employee's W-2 wages paid by Maverick without any required matching contribution by the employee; any LTV employee who becomes a Maverick employee and works at least one (1) hour in a bargaining unit job shall be immediately vested under the 401(k) plan.
o The claims procedure of the 401(k) plan and not the grievance and arbitration procedure of the ICBA shall be used to resolve claims that may arise regarding the administration of the 401(k) plan.

ADDITIONAL MATTERS - HEALTH CARE, LIFE INSURANCE AND LTD PLANS
o Maverick shall provide group insurance plans for health care, life insurance, and Long Term Disability for Maverick employees employed in the USWA bargaining unit at the Ferndale plant. No retiree coverage is provided.
o The plans shall have the same terms and provisions, including co-pays, deductibles and employee premiums, as the Maverick plans currently in effect for Maverick's non-union employees and shall be effective as of the same date as the ICBA for the plant is effective, provided, however, the co-pays, deductibles and employee premiums shall not be increased during the term of this Agreement.
o The claims procedure of the plans and not the grievance and arbitration procedure of the ICBA shall be used to resolve claims that may arise regarding administration of the plans.

ADDITIONAL MATTERS - EMPLOYEES OF LTV WHO DO NOT BECOME EMPLOYEES OF MAVERICK

o The parties recognize that the definition of employee as set forth in this ICBA may exclude employees of LTV who do not become employees of Maverick because they are not actively at work at the time this ICBA becomes effective due to such reasons as sickness, injury, impairment, discharge or layoff and therefore will not be covered by the provisions of this ICBA unless and until such person may be employed by Maverick. The parties agree that what, if any, are responsibilities or obligations to such persons are matters to be determined between LTV and the USWA.

ADDITIONAL MATTERS - RATIFICATION BONUS
         Maverick Tube Corporation shall pay a ratification bonus in the gross amount of seven hundred fifty ($750) dollars subject to the following conditions:
         (1) Persons eligible. Each USWA member who is, as of the ratification date, a member in good standing (as determined by the USWA) in a USWA bargaining unit at the Counce, TN, Youngstown, OH, Elyria, OH, or Ferndale, MI plants. The number of good standing members in the aggregate is 248 as of November 1, 2002.
         (2) Time Period. All USWA bargaining units at all plants must ratify their respective labor agreement for the bargaining unit no later than November 15, 2002.
         (3) List of Persons Eligible. Promptly following the ratification by all bargaining units, the USWA will supply Maverick Tube Corporation with a list by plant of the names, mailing addresses and social security numbers of the persons eligible for the ratification bonus.
         (4) Not Part of Regular Wages. The ratification bonus shall not be a part of the regular wage rate for persons who become employees of Maverick Tube Corporation on or after the Closing date.
         (5) The $750 gross amount of the bonus payment will be reduced by income tax withholding and FICA.
         (6) When Ratification Bonus Payment Due. A check in the $750 gross amount of the ratification bonus, reduced by income tax withholding and/or FICA tax as may be applicable, shall be mailed to each eligible person at the address provided by the USWA within ten (10) business days of the Closing, provided the Closing occurs.

ADDITIONAL MATTERS - SETTLEMENT AGREEMENT TO THIS PRINTED COLLECTIVE BARGAINING AGREEMENT

         1.0      Parties.
                  -------
                  1.1 The parties to this Initial Collective Bargaining Agreement ("ICBA") are the United Steelworkers of America, AFL-CIO-CLC ("USWA") with headquarters at Five Gateway Center, Pittsburgh, Pennsylvania 15222, and Maverick Tube Corporation ("Maverick"), whose principal place of business is located at 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017.
         2.0      Purposes.
                  --------
                  2.1 Maverick intends to purchase substantially all of the assets of the Ferndale, Michigan plant of bankrupt LTV Corporation and to offer employment to persons who are currently actively at work in jobs in the bargaining unit at the plant for which the USWA is the exclusive bargaining representative. The USWA and Maverick desire to have in place an ICBA which will become effective as described in Section 8.0 below.
                  2.2 The parties have used the printed booklet labor agreement dated November 15, 2000 as modified through December 19, 2001 between LTV and the USWA applicable to the Ferndale, Michigan plant as a reference in identifying topics agreed to be included and excluded in this ICBA. The parties recognize the difficulty in arriving at specific contract language for all topics agreed to be included in this ICBA in the time the parties wish to conclude this ICBA. Therefore, this ICBA is presented in summary form as topics to be included and excluded in this ICBA. As to topics which are included but require modification or substitution of existing language as noted herein and in the summary Appendix, the parties recognize their respective obligations after Closing to negotiate in good faith to arrive at specific contract language as to topics included should either party desire to do so.
         3.0      Definition of Employee or Purposes of this ICBA.
                  -----------------------------------------------
                  3.1 Notwithstanding any other provisions of LTV/USWA labor agreement applicable to the Ferndale, Michigan plant or the definition of Employee in the Appendix of this Agreement, Employees are: (1) persons actually performing work on a job in the bargaining unit in the pay period immediately preceding the closing; and (2) persons who would be actually performing work on a job in the bargaining unit in the pay period immediately preceding the closing but who are absent from work in such pay period because of scheduled vacation, funeral leave, military service or encampment or other authorized absence for which absence the person continued to receive his/her regular wage in such pay period; and (3) such persons as described in provisions (1) or (2) who has not quit, retired or otherwise ceased active employment with LTV as of the day before the Closing and who accept employment with Maverick and who actually perform work in a job in the bargaining unit after Closing.
         4.0 Topics Included, Included as Modified and Excluded in this ICBA Using the LTV/USWA Labor Agreement for Reference Are Part of This ICBA and Attached as the Appendix.
         5.0      Subjects Specifically Excluded in the ICBA.
                  5.1 In addition to the topics deleted in the Appendix, the following subjects are specifically excluded from the ICBA of the Ferndale, MI plant:
                  1.       Defined benefit pension plan
                  2. Retiree and surviving spouse health, hospital-medical and life insurance 3. Overtime Control Training Fund (no provision in current LTV/USWA Ferndale Agreement).

                  4. Institute for Career Development (no provision in current LTV/USWA Ferndale Agreement)

                  5. Employee Investment Program (no provision in current LTV/USWA Ferndale Agreement)

                  6.       VEBA trust
                  7.       Stand Up for Steel Funding 8. Educational Assistance
                           Plan
                  9. Neutrality Agreement (no provision in current LTV/USWA Ferndale Agreement) 10. Supplemental Unemployment Benefit Plan (no provision in current LTV/USWA Ferndale Agreement).

                  11. Understanding on National Health Care Program 12. Family and Medical Leave 13. National Policy for Steel Agreement 14. Employee and Union Involvement
                  15. Successorship (no provision in current LTV/USWA Ferndale Agreement). See provision concerning successorship under Additional Matters

                  16.      Seat on Board of Directors

                    17. Any and all published or unpublished agreements, side letters or memoranda of understanding not referenced as included in the Appendix of this ICBA. Provided, however, that as an exception to the immediately preceding sentence, there are certain specific Local Working Condition Agreements ("LWCA") which the parties agree are made part of this ICBA. A LWCA which is made part of this ICBA is defined as a written agreement meeting all of the following criteria: (a) a separate written agreement not appearing in the most recent printed labor agreement booklet between LTV and the USWA for the plant; (b) which is signed by the USWA and LTV and is now in effect at the plant; (c) which sets forth a specific local working condition for the plant;
                         (d) which was entered into between the USWA and LTV at the plant level (i) as a result of local plant negotiations concluded in August of 1999 or hereafter or (ii) if entered into prior to August of 1999, was recognized or continued without protest after August of 1999; and (e) which is not a published or unpublished agreement, side letter agreement or memorandum of understanding which is (i) described as excluded in items 1 through 16 above or (ii) deleted as shown in the Appendix; or (iii) inconsistent with the provisions of this ICBA as set forth.

                           Within 90 days following this ICBA becoming effective at the plant, the parties at the plant shall jointly assemble all LWCA as defined herein for the plant bargaining unit. Should a dispute arise as to whether an agreement is a LWCA as defined herein, the parties at the plant level shall meet to attempt to resolve the dispute. If the dispute is not resolved at the plant level, either party may submit the dispute to arbitration under the arbitration provisions for the plant/bargaining unit. By mutual agreement, more than one disputed LWCA may be presented in the same arbitration. The party contending that the agreement is a LWCA as defined herein shall have the burden of proof by clear and convincing evidence that the agreement meets all of the criteria of a LWCA as defined herein.

         6.0 Maverick Not Responsible For Pre-Effective Date Liabilities or Obligations
                  6.1 Maverick shall not be responsible for monetary or other relief for any period prior to the effective date of this ICBA resulting from claims, grievances, liabilities or obligations arising from collective bargaining agreements between LTV or its affiliates and the USWA.
                  6.2 The sale of assets by LTV to Maverick shall not constitute an event for which Maverick is liable for severance or any other payment or benefit to any employee or former employee of LTV whether or not that person becomes an employee of Maverick after the sale.
         7.0      Complete Understandings.
                  7.1 The parties have negotiated in good faith with respect to all manner of mandatory and permissive subjects of bargaining either party has sought to raise. This ICBA contains the complete understanding of the parties with respect to topics and items to be included in, modified and excluded from the ICBA.
         8.0      Effective Date of ICBA.
                  8.1 The parties agree that this ICBA for the Ferndale, Michigan plant shall not become effective unless each USWA bargaining unit at the Counce, Tennessee plant, the Youngstown, Ohio plant and the Elyria, Ohio plant shall have entered into a separate ICBA for each respective USWA bargaining unit. This condition shall only apply to this ICBA.
                  8.2 Provided the conditions described in 8.1 above have been satisfied, the ICBA for the Ferndale, Michigan plant shall be effective 12:01 a.m. the day next following the day on which the Closing occurs.

                                                            UNPUBLISHED LETTER
                                                            November _____, 2002
David McCall
District Director, District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

Dear Mr. McCall,

         This will confirm our understanding reached during the negotiation of the Ferndale Labor Agreement between the USWA and Maverick Tube Corporation concerning the status of six (6) LTV employee who as of November 1, 2002 are receiving LTD benefits under the LTD plan currently in effect between LTV and the USWA at the Ferndale plant.

         LTV self-insures its LTD plan benefits as well as other healthcare benefits these persons may be presently receiving under LTV plans. It is likely that as a result of bankruptcy proceedings, LTV will soon terminate the LTD plan benefits and other LTV health plan benefits for these persons. Since these persons are unlikely to become employees of Maverick Tube Corporation and Maverick Tube Corporation has declined to accept responsibility for the obligations of LTV with respect to LTD benefits or other benefits of LTV employees who do not become employees of Maverick Tube Corporation by performing work in the bargaining unit, the USWA is concerned that these six (6) persons will soon be without healthcare coverage.

         In light of this concern, Maverick agrees, conditioned upon ratification of the Ferndale agreement and the sale of the Ferndale plant to Maverick closing as contemplated, that Maverick will, upon closing, use reasonable efforts to make available to such six persons coverage under Maverick's sponsored medical, hospitalization and drug prescription plans, but not its Life Insurance, Sickness and Accident or LTD plans, at a monthly charge to the person equal to what is the COBRA continuation monthly charge for such coverages. If the coverages are available under the Maverick sponsored plans, the coverage will be made available for up to 24 months, conditioned upon prompt payment of the premium by the person. Such reasonable efforts of Maverick shall be consistent with the existing terms of the respective Maverick-sponsored plans and ERISA regulations.

                                                     Very truly yours,


                                                     ------------------
                                                     Brian Armstrong
                            Maverick Tube Corporation

Confirmed:



--------------------------
David McCall

Entered Into this 1st day of January, 2003
United Steelworkers of America, AFL-CIO, CLC          Maverick Tube Corporation

/s/ D.R. McCall                                      /s/ Gregg Eisenberg
------------------------------------                 ---------------------------

/s/ Mark A. Shaw                                     /s/ Sudhakar Kanthamneni
------------------------------------                 ---------------------------

                                                     /s/ Ray Waiwood
                                                     ---------------------------